Exhibit 99.3

English convenience translation of
Spanish original. In case of
discrepancies between the Spanish
original and the English
translation, the Spanish original
shall prevail.

Notice to US Investors:

The proposed business combination of Cintra Concesiones de Infraestructuras de Transporte, S.A. and Grupo Ferrovial, S.A. (the “Merger”) relates to the shares of a Spanish company.  Information distributed in connection with the proposed Merger and the related shareholder vote is subject to Spanish disclosure requirements that are different from those of the United States. Financial statements and financial information included herein, if any, have been prepared in accordance with Spanish accounting standards that may not be comparable to the financial statements or financial information of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws in respect of the Merger, since the companies are located in Spain and some or all of their officers and directors may be residents of Spain. You may not be able to sue the companies or their officers or directors in a Spanish court for violations of the U.S. securities laws. Finally, it may be difficult to compel the companies and their affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the companies may purchase shares of Grupo Ferrovial, S.A. otherwise than under the Merger, such as in open market or privately negotiated purchases in accordance with applicable law.

In accordance with the provisions of article 82 of the Securities Market Law (“Ley del Mercado de Valores”), Grupo Ferrovial, S.A. hereby notifies the Spanish Securities Exchange Commission (“Comisión Nacional del Mercado de Valores”) of the following:

REGULATORY DISCLOSURE

The Board of Directors of Grupo Ferrovial, S.A. has agreed in its meeting celebrated today, to convene an Extraordinary General Shareholders’ Meeting, to be held at the Auditorio de la O.N.C.E., 208 Paseo de la Habana, 28036, Madrid, on 20 October 2009, at 11:00 hours, at first call, and on 21 October 2009, at the same time and venue, at second call.

Amongst other items, it shall be submitted for approval of the Shareholders’ Meeting  the merger of Grupo Ferrovial, S.A. and Cintra Infraestructuras de Transporte, S.A. in accordance with the Joint Merger Project dated 29 July 2009 that was communicated to this Commission on 30 July 2009 by means of Regulatory Disclosure with registry number 112.059.

Please find attached the complete text of the notice and proposed resolutions that will be submitted for approval of the Shareholders’ Meeting, including explanation of its justification and advisability.

Coinciding with the publication of the notice of the Shareholders’ Meeting, the documents foreseen in article 39 of the Structural Modifications Act related to the above mentioned merger shall be made available to the shareholders and representatives of the employees.

Madrid, 15 September 2009.

José María Pérez Tremps
Secretary Board Member of Grupo Ferrovial, S.A.

EXTRAORDINARY GENERAL SHAREHOLDERS’ MEETING GRUPO FERROVIAL, S.A. NOTICE OF MEETING

At a Board meeting held on 15 September 2009, the Board of Directors of Grupo Ferrovial, S.A. (hereinafter “Ferrovial”, or the “Company”) agreed to convene an Extraordinary General Shareholders’ Meeting, which will be held at 11:00 on 20 October 2009 at the Auditorio de la ONCE, 208 Paseo de la Habana, 28036, Madrid at first call, and on 21 October 2009, at the same time and venue, at second call, all the foregoing to discuss and, where appropriate, adopt resolutions on the following

AGENDA

1.
Simplified Merger by and among Grupo Ferrovial, S.A. and the companies Ferrovial Infraestructuras, S.A., Aeropuerto de Belfast, S.A., Marjeshvan, S.L. and Lernamara, S.L. (hereinafter referred to as the “Simplified Merger”).

1.1.
Information, as and where applicable, on any significant changes to have affected the assets or liabilities of the companies involved in the Simplified Merger between the date of the Joint Simplified Merger Project and the date of the General Shareholders’ Meeting hereby convened.

1.2.	Approval of the balance sheet of the Company as of 30 April 2009, which will serve as the balance sheet for the merger.

1.3.
Approval of the Simplified Merger between Grupo Ferrovial, S.A. and the companies Ferrovial Infraestructuras, S.A., Aeropuerto de Belfast, S.A., Marjeshvan, S.L. and Lernamara, S.L. and, therefore, of the Joint Simplified Merger Project duly filed with the Companies House of Madrid.

2.	Reverse Takeover (“fusión inversa”) by and between Grupo Ferrovial, S.A. and the company Cintra Concesiones de Infraestructuras de Transporte, S.A. (hereinafter the “Reverse Takeover”).

2.1.
Information, as and where applicable, on any significant changes to have affected the assets or liabilities of the companies involved in the Reverse Takeover between the date of the Joint Reverse Takeover Project and the date of the General Shareholders’ Meeting hereby convened.

2.2.	Approval of the balance sheet of the Company as of 30 April 2009, which will serve as the balance sheet for the takeover.

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2.3.
Approval, within the context of the planned proceedings for the Joint Reverse Takeover Project, of the decision to increase the capital of Cintra Concesiones de Infraestructuras de Transporte, S.A. by 32,996,390 euros, by issuing 164,981,950 shares, each of the same class and series as those currently in circulation and each with a nominal value of twenty euro cents (€0.20). The capital increase is a necessary part of the Takeover and will be based on the approved exchange ratio.

2.4.
Approval of the Reverse Takeover by absorption, whereby Cintra Concesiones de Infraestructuras de Transporte, S.A. (absorbing company) will take over Grupo Ferrovial, S.A. (absorbed company) and, therefore, approval of the Joint Reverse Takeover Project.

3.
Approval, where applicable, of the motions submitted to the General Shareholders’ Meeting of Cintra Concesiones de Infraestructuras de Transporte, S.A., which will become valid and binding once the merger between the two companies is duly registered, except for the motion provided in point 3.19, which shall be immediately effective.

3.1.	Removal of the current Board of Directors of Cintra Concesiones de Infraestructuras de Transporte, S.A..

3.2.	Resolution to determine the number of members to sit on the Board of Directors of Cintra Concesiones de Infraestructuras de Transporte, S.A.

3.3.	Appointment of Mr. Rafael del Pino y Calvo-Sotelo as Board member for the bylaw-mandated three-year period.

3.4.	Appointment of Mr. José María Pérez Tremps as Board member for the bylaw-mandated three-year period.

3.5.	Appointment of Mr. Santiago Bergareche Busquet as Board member for the bylaw-mandated three-year period.

3.6.	Appointment of Mr. Jaime Carvajal Urquijo as Board member for the bylaw-mandated three-year period.

3.7.	Appointment of Portman Baela, S.L. as Board member for the bylaw-mandated three-year period.

3.8.	Appointment of Mr. Juan Arena de la Mora as Board member for the bylaw-mandated three-year period.

3.9.	Appointment of Mr. Santiago Eguidazu Mayor as Board member for the bylaw-mandated three-year period.

3.10.	Appointment of Mr. Joaquín Ayuso García as Board member for the bylaw-mandated three-year period.

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3.11.	Appointment of Mr. Gabriele Burgio as Board member for the bylaw-mandated three-year period.

3.12.	Appointment of Ms. María del Pino y Calvo-Sotelo as Board member for the bylaw-mandated three-year period.

3.13.	Appointment of Mr. Santiago Fernández Valbuena as Board member for the bylaw-mandated three-year period.

3.14.	Appointment of Mr. Iñigo Meirás Amusco as Board member for the bylaw-mandated three-year period.

3.15.	Appointment of Mr. José Fernando Sánchez-Junco Mans as Board member for the bylaw-mandated three-year period.

3.16.	Calculation of the total remuneration payable to the Board of Directors of Cintra Concesiones de Infraestructuras de Transporte, S.A.

3.17.	Automatic review of the amount established under item 3.16 above.

3.18.
Powers to be conferred upon the Board of Directors of Cintra Concesiones de Infraestructuras de Transporte, S.A. to increase the share capital of said company by up to 73 million euros, pursuant to article 153.1 b) of the Spanish Public Limited Companies Act (Ley de Sociedades Anónimas) and, where applicable, to remove the pre-emptive subscription right in accordance with article 159.2 of the same Act.

3.19.
Powers to be conferred upon the Board of Directors of Cintra Concesiones de Infraestructuras de Transporte, S.A. to issue debt obligations, bonds, promissory notes and other fixed income securities, whether simple or convertible and/or exchangeable, including warrants and preferred stock. To establish the criteria for determining the applicable calculation basis and procedures for the conversion and/or exchange, and to likewise confer powers upon the Board of Directors to increase capital as required and to remove the pre-emptive subscription right of existing shareholders. Authorisation for the Company to secure securities issued by its subsidiary companies.

3.20.
Authorisation for Cintra Concesiones de Infraestructuras de Transporte, S.A. to acquire treasury shares in accordance with the terms of article 75 and related sections of the Spanish Public Limited Companies Act and to make use of such under employee remuneration schemes.

4.	Appointments to the Board of Directors of Grupo Ferrovial, S.A., which will be effective until the merger with Cintra Concesiones de Infraestructuras de Transporte, S.A. is registered.

4.1.	Decision on the number of members to make up the Board of Directors, pursuant to article 22 of the Articles of Association.

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4.2.	Reappointment of Ms. María del Pino y Calvo-Sotelo as Company director.

4.3.	Appointment of Mr. Iñigo Meirás Amusco as Company director.

5.	Delegation of powers to execute, register and file the resolutions adopted by the General Meeting.

1.  SUPPLEMENT TO THE NOTICE

In accordance with article 97.3 of the Spanish Public Limited Companies Act, shareholders representing at least five per cent (5%) of the share capital may request the Company to publish a supplement to this notice in order to include one or more items to the agenda. For such purpose, the shareholders must demonstrate reliably to the Company that they indeed represent at least the aforementioned percentage of share capital and then send the supplement by recorded delivery, which must be received at the Company’s registered offices, for the attention of the General Secretary’s Office (calle Príncipe de Vergara 135, Madrid), within the term of five days from the publication of this notice.

2.  RIGHT TO INFORMATION

Shareholders, bondholders and holders of special rights and workers’ representatives will be entitled to examine the following documents at the Company’s registered offices in Madrid (calle Príncipe de Vergara, 135), or via the Company’s website in Spanish (www.ferrovial.es), and may likewise collect, or otherwise be sent, copies thereof free of charge:

•	All the motions to be submitted for approval by the General Shareholders’ Meeting in accordance with the agenda, along with a description of the grounds and advisability of each motion.

•
Brief professional profile of the people whose appointment as director of Cintra Concesiones de Infraestructuras de Transporte, S.A. is to be approved by the Company under items 3.3. to 3.15. of the agenda.

•
Reports drawn up by the Board of Directors of Cintra Concesiones de Infraestructuras de Transporte, S.A. concerning items 3.18. and 3.19. on the agenda, including the unabridged text of the resolutions submitted for approval by the Company.

•	Brief professional profile of the persons nominated for appointment or re-appointment as directors of Ferrovial and to be approved under items 4.2. and 4.3. of the agenda.

•
The documents listed under article 39.1 of the Spanish Structural Modifications Act (Ley de Modificaciones Estructurales, hereinafter referred to by its Spanish acronym of “LME”), both in relation to the Simplified Merger and the Reverse Takeover, all the foregoing for the purposes of articles 39.2 and 40.2 of the aforesaid Act. The documents in question are as follows:

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  I. Documents concerning the Simplified Merger of Ferrovial and the companies Ferrovial Infraestructuras, S.A., Aeropuerto de Belfast, S.A., Marjeshvan, S.L. and Lernamara, S.L.

•	The Joint Simplified Merger Project by and among Grupo Ferrovial, S.A., Ferrovial Infraestructuras, S.A., Aeropuerto de Belfast, S.A., Marjeshvan, S.L. and Lernamara, S.L.

•	The annual accounts and directors’ reports for the last three financial years of Ferrovial and Ferrovial Infraestructuras, S.A., in addition to the corresponding audit reports for said accounts.

•	The annual accounts for the last three financial years of Aeropuerto de Belfast, S.A., Marjeshvan, S.L. y Lernamara, S.L.

•	The merger balance sheets for the Company and for Ferrovial Infraestructuras, S.A. as closed on 30 April 2009, along with the audit reports as issued by the Company’s financial auditor.

•	The merger balance sheets for Aeropuerto de Belfast, S.A., Marjeshvan, S.L. and Lernamara, S.L.

•	The current Articles of Association of Ferrovial, Ferrovial Infraestructuras, S.A., Aeropuerto de Belfast, S.A., Marjeshvan, S.L. and Lernamara, S.L.

•	The names of the directors of Ferrovial, Ferrovial Infraestructuras, S.A., Aeropuerto de Belfast, S.A., Marjeshvan, S.L. and Lernamara, S.L. and the start date of their respective terms of office.

  II. Documents concerning the Reverse Takeover of Ferrovial and Cintra Concesiones de Infraestructuras de Transporte, S.A.

•	The Joint Reverse Takeover Project by and between the Company and Cintra Concesiones de Infraestructuras de Transporte, S.A. (hereinafter “Cintra”).

•	The Directors’ Reports of the Company and Cintra regarding the Joint Reverse Takeover Project.

These reports likewise contain the grounds for the capital increase of Cintra and for the amendments to the Articles of Association stemming from the Takeover, all the foregoing pursuant to articles 144 and 155 of the Spanish Public Limited Companies Act.

•	The Single Report issued by the Independent Expert on the Joint Reverse Takeover Project.

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•	The annual accounts and the directors’ reports of both the Company and Cintra for the last three financial years, in addition to the corresponding audit reports on such accounts.

•	The Merger Balance Sheets for both the Company and Cintra as closed on 30 April 2009, along with the corresponding audit reports as issued by the financial audit firms.

•	The current Articles of Association of both the Company and Cintra.

•	The new Articles of Association of the absorbing company, enclosed as an appendix to the Joint Reverse Takeover Project.

•	The names of the directors of both the Company and Cintra and the start date of their respective terms of office.

•	The names of the persons to be put forward as directors of Cintra (absorbing company) as a result of the takeover.

Up until the seventh day prior to the date scheduled for the Shareholders’ Meeting, shareholders may request the Board of Directors to provide any information or clarifications they consider necessary, and may likewise submit in writing any questions they deem pertinent regarding the items listed on the agenda. Shareholders may also request information or clarification or raise questions in writing regarding any publicly available information that the Company may have filed with the Comisión Nacional del Mercado de Valores (Spanish Securities Market Commission) since the date of the last Shareholders’ Meeting, i.e. since 30 April 2009. For such purposes, shareholders may contact the Shareholder Relations Department (by calling 902 25 30 50 (from within Spain), +34 91 586 25 65 (from abroad), or by writing to accionistas@ferrovial.es) and must identify themselves as shareholders by stating their full personal or company name, tax identification number and the number of shares they own.

3.  MINIMUM INFORMATION CONCERNING THE SIMPLIFIED MERGER AND REVERSE TAKEOVER PROJECTS

3.1 Minimum information concerning the Joint Simplified Merger Project by and among Ferrovial and the companies Ferrovial Infraestructuras, S.A., Aeropuerto de Belfast, S.A., Marjeshvan, S.L. and Lernamara, S.L.

Pursuant to the terms of article 40.2 of the LME, in relation to article 31 thereof, listed below is the minimum information that must be furnished on account of the Simplified Merger Project in accordance with applicable law. A full written account of such information has been made duly available to shareholders along with this notice, and may be consulted at the website of the Company (www.ferrovial.es) and at the pertinent Companies House:

One: Identities of the entities participating in the Simplified Merger.

The absorbing company is Grupo Ferrovial, S.A., with registered offices in Madrid, calle Príncipe de Vergara 135, Corporate Tax Identity Code (Spanish C.I.F.) A-

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28606556, and duly filed with the Companies House of Madrid under Volume 5,076 General, 4,227 of Section 3 in the Companies Book, Folio 212, Sheet nº40,204, Entry 1.

The absorbed companies are as follows:

(a)
Ferrovial Infraestructuras, S.A., with registered offices in Madrid, calle Príncipe de Vergara 135, Corporate Tax Identity Code (Spanish C.I.F.) A-82725482, and incorporated for an indefinite term under the name Nagrela, S.A. by means of public instrument signed on 29 June 2000 before Mr. Antonio Francés y de Mateo, Notary Public of Madrid, with number 2,850 of his public record. The company is duly filed with the Companies House of Madrid under Volume 15,554, Folio 210, Section 8 of the Companies Book, Sheet nº 261,770, Entry 1 (hereinafter referred to as “Ferrovial infraestructuras”).

(b)
Aeropuerto de Belfast, S.A., with registered offices in Madrid, calle Príncipe de Vergara 135, Corporate Tax Identity Code (Spanish C.I.F.) A-83304444, and incorporated for an indefinite term under the name Sepriverma, S.A. by means of public instrument signed on 16 April 2002 before Mr. Antonio Francés y de Mateo, Notary Public of Madrid, with number 1,149 of his public record. The company is duly filed with the Companies House of Madrid under Volume 17,655, Folio 22, Section 8 of the Companies Book, Sheet nº 303,264, Entry 1 (hereinafter referred to as “Aeropuerto de Belfast”).

(c)
Marjeshvan, S.L., with registered offices in Madrid, calle Príncipe de Vergara 135, Corporate Tax Identity Code (Spanish C.I.F.) B-85345015, and incorporated for an indefinite term by means of public instrument signed on 31 January 2008 before Ms. Isabel Estape Tous, Notary Public of Madrid, with number 434 of her public record. The company is duly filed with the Companies House of Madrid under Volume 25,268, Folio 117, Section 8 of the Companies Book, Sheet nº M-454957, Entry 1 (hereinafter referred to as “Marjeshvan”).

(d)
Lernamara, S.L., with registered offices in Madrid, calle Príncipe de Vergara 135, Corporate Tax Identity Code (Spanish C.I.F.) B-84145234, and incorporated for an indefinite term by means of public instrument signed on 25 October 2004 before Mr. Santiago María Cardelús Muñoz-Seca, Notary Public of Madrid, with number 3,301 of his public record. The company is duly filed with the Companies House of Madrid under Volume 20,666, Folio 96, Section 8 of the Companies Book, Sheet nº M-366001, Entry 1 (hereinafter referred to as “Lernamara”).

Two: Exchange ratio and procedure.

In light of the fact that Ferrovial Infraestructuras, Aeropuerto de Belfast, Marjeshvan and Lernamara are all fully and directly owned subsidiary companies of the absorbing company, the special simplified procedure set forth in article 49, section 1 of the LME will apply. This system essentially means that the Joint Simplified Merger Project need not include the information prescribed by article 31 of the same Act concerning the exchange ratio and procedure.

Three: Impact of the Merger on contributions of industry and/or ancillary benefits.

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No impact whatsoever, given that there are no industrial partners or shares with ancillary benefits attached in any of the companies involved in the Simplified Merger.

Four: Rights afforded to holders of special rights or instruments other than shares/equity interests.

Ferrovial Infraestructuras, Aeropuerto de Belfast, marjeshvan and Lernamara do not have any shares, special interests or special rights other than shares or equity interests.

Five: Benefits afforded to the independent experts or directors of the merging companies.

No benefits whatsoever will be afforded to the directors of any of the companies taking part in the Simplified Merger. No independent expert has taken part in the Simplified Merger.

Six: Effective date from which holders of the new shares, interests or holdings will be entitled to share in company profit and specific conditions relating thereto.

In accordance with the special requirements stipulated in article 49.1 of the LME, and given that no new shares will be issued, the Joint Simplified Merger Project does not include the information prescribed by article 31 of the same Act concerning the date from which holders of new shares will be entitled to receive company profit.

Seven: Effective accounting date for the Simplified Merger.

The business of Ferrovial Infraestructuras, Aeropuerto de Belfast, Marjeshvan and Lernamara will be reported in the accounts of Ferrovial from 1 January 2009 onward.

This system of accounting with retroactive effect meets the requirements of the Spanish General Chart of Accounts (Plan General de Contabilidad), as enacted by Royal Decree 1514, dated 16 November 2007 (Real Decreto 1514/2007).

Eight: Articles of Association of the resulting company.

The directors of the participating companies have agreed to put forward a motion to the effect that Ferrovial, once the Simplified Merger has been completed, will continue to be governed by its current Articles of Association, the unabridged text of which has been duly attached to the Joint Simplified Merger Project as Appendix 1, and may be consulted unabridged at the company’s registered offices in Madrid (calle Príncipe de Vergara, 135), at the website of the Company (www.ferrovial.es) and at the pertinent Companies House. Likewise, shareholders and workers’ representatives may collect or otherwise be sent free of charge, by any means admitted by the applicable law, copies of said text and of the rest of the documents which have been made duly available to shareholders along with this notice.

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The above is without prejudice to the fact that once the planned takeover between Cintra and Ferrovial has been filed, the resulting company will be governed by the corresponding Articles of Association pursuant to the terms of the project in question.

Nine: Information on the value of the assets and liabilities of each company to be assumed by the resulting company.

As a consequence of the merger, Ferrovial Infraestructuras, Aeropuerto de Belfast, Marjeshvan and Lernamara shall transfer all the assets and liabilities which make up their respective equities in block to Ferrovial.

It is hereby stated for the effects of the terms of article 31.9 SML, that the assets and liabilities transferred by Ferrovial Infraestructuras, Aeropuerto de Belfast, Marjeshvan and Lernamara to Ferrovial will be recognised in the accounts of the latter at the same net book value as previously reported in the accounts of the absorbed companies as of the effective merger date for accounting purposes, that is, 1 January 2009.

On 1 January 2009, the main elements of the assets and liabilities of the absorbed companies, as well as their valuation, were as follows:

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(i)	Transferred assets (in thousands of euros)

Ferrovial Infraestructuras S.A.

Net book value

NON-CURRENT ASSETS	4,955,784
Intangible assets	1
Long-term investments in group companies and associates	4,682,712
Assets due to deferred taxes	273,071

CURRENT ASSETS	121,675
Debtors	12,760
Short-term Investments in group companies and associates	62,674
Short term financial investments	415
Cash and other equivalent liquid assets	45,826
Total assets transferred by FERROVIAL INFRAESTRUCTURAS	5,077,459

Aeropuerto de Belfast S.A.

Net book value

NON-CURRENT ASSETS	10,906
Assets due to deferred taxes	10,906
Assets due to deferred taxes	10,906
CURRENT ASSETS	44,246
Debtors	417
Short-term investments in group companies and associates	43,650
Cash and other equivalent liquid assets	179
Total assets transferred by AEROPUERTO DE BELFAST	55,152

Marjeshvan S.L.

Net book value

NON-CURRENT ASSETS	206,161
Long-term investments in group companies and associates	206,161
CURRENT ASSETS	1
Debtors	1
Total assets transferred by MARJESHVAN	206,162

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Lernamara S.L.

Net book value

NON-CURRENT ASSETS	373,889
Long-term investments in group companies and associates	357,271
Assets due to deferred taxes	16,618
CURRENT ASSETS	175,927
Debtors	10
Short-term investments in group companies and associates	175,859
Cash and other equivalent liquid assets	58
Total assets transferred by LERNAMARA	549,816
Total assets transferred by the absorbed companies	5,888,589

(ii)	Liabilities assumed (in thousands of euros)

Ferrovial Infraestructuras S.A.

Net book value

NON-CURRENT LIABILITIES	2,793,791
Long term debts	1,654,009
Long-term debts with group companies and associates	929,027
Liabilities due to deferred taxes	210,755
CURRENT LIABILITIES	112,096
Short term debts	1
Short-term debts with group companies and associates	111,309
Commercial creditors and other accounts payable	786
Total liabilities assumed from FERROVIAL INFRAESTRUCTURAS	2,905,887

Aeropuerto de Belfast S.A.

Net book value

NON-CURRENT LIABILITIES	27,610
Long-term debts with group companies and associates	27,610
CURRENT LIABILITIES	98
Commercial creditors and other accounts payable	15
Short-term accrued interests	83
Total liabilities assumed from AEROPUERTO DE BELFAST	27,708

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Marjeshvan S.L.

Net book value

NON CURRENT LIABILITIES	213,210
Long-term debts	123,187
Long-term Debts with group companies and associates	90,024
CURRENT LIABILITIES	3
Short-term debts with group companies and associates	3
Total liabilities assumed from MARJESHVAN	213,213

Lernamara S.L.

Net book value

NON CURRENT LIABILITIES	392,640
Long-term debts with group companies and associates	370,490
Liabilities due to deferred taxes	22,150
CURRENT LIABILITIES	181,293
Short-term debts with group companies and associates	181,293
Total liabilities assumed from LERNAMARA	573,933
Total liabilities assumed from the absorbed companies	3,720,741

(iii)         Net value of the assets transferred (in thousands of euros)

Ferrovial Infraestructuras S.A.

Net book value

NET EQUITY	2,171,572
Own funds	2,221,110
Capital	878,041
Paid in surplus	822,106
Reserves	473,363
Results of the financial period	47,600
Adjustments due to value changes	-49,538
Hedge transactions	-49,538
Total net equity transferred by FERROVIAL INFRAESTRUCTURAS	2,171,572

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Aeropuerto de Belfast S.A.

Net book value

NET EQUITY	27,444
Own funds	27,444
Capital	60
Results of the financial period	82,939
Dividends paid during the financial period	-55,555

Total net equity transferred by AEROPUERTO DE BELFAST	27,444

Marjeshvan S.L.

Net book value

NET EQUITY	-7,051
Own funds	-4,937
Capital	3
Results of the financial period	-4,940
Adjustments due to value changes	-2,114
Hedge transactions	-2,144

Total net equity transferred by MARJESHVAN	-7,051

Lernamara S.L.

NET EQUITY	-24,118
Own funds	-24,118
Capital	3
Reserves	24,508
Results of previous financial periods	-48,629

Total net equity transferred by LERNAMARA	-24,118

Total net equity transferred by the absorbed companies	2,167,846

(iv)	Summary

From the foregoing lists and valuations the following results:

(i)	the total value of the assets transferred to Ferrovial by the absorbed companies is 5,888,589 thousand euros;

(ii)	the total value of the absorbed companies’ liabilities assumed by Ferrovial is 3,720,741 thousand euros; and

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(iii)
the total value of the assets and liabilities transferred to Ferrovial by the absorbed companies is 2,167,846 thousand euros (notwithstanding, it is appropriate to clarify that the increase in Ferrovial’s net worth totals 1,267,255,  which results from deducting from the previous figure 900,391 thousand euros, corresponding mainly to the value of the participation of Ferrovial Infraestructuras).

all of which is estimated on the basis of the accounts of each of the companies absorbed on 1 January 2009.

Ten: Applicable accounting dates of the merging companies in order to determine the terms and conditions of the Merger.

For the purposes of article 31.10 of the LME, you are likewise informed that the annual accounts of the merging companies as closed on 31 December 2006, 2007 and 2008 used as the basis to establish the applicable terms and conditions of the Merger.

It is further noted that for the purposes of article 36.1 of the LME, the merger balance sheets will effectively comprise the balance sheet for each participating company as closed on 30 April 2009. These balance sheets were duly drawn up on 28 July by the Boards of Directors of Ferrovial, Ferrovial Infraestructuras and Aeropuerto de Belfast and by the joint directors of Marjeshvan and Lernamara. The balance sheets of Ferrovial and Ferrovial Infraestructuras have also been audited by their respective financial audit firms, and all balance sheets will be submitted for approval, respectively, by the same Ferrovial General Shareholders’ Meeting that is to decide on the Merger, and by the sole owner of the other companies involved.

Eleven: Possible consequences of the Simplified Merger on employment, impact thereof on the proportion of men and women on the governing bodies and effect, if any, on the corporate social responsibility of the company.

(i)	Possible consequences of the merger in relation to the employment

As none of the absorbed companies have employees, their dissolution shall not give rise to the finalization of any employment relation nor the application of the terms established for the case of business succession of article 44 of the Workers’ Statute and similar regulations.

Furthermore, the merger shall not affect in any way Ferrovial employment, the organisation of which shall remain unchanged, as will its human resources and materials, without prejudice to any changes which may result from the planned merger of Cintra Concesiones de Infraestruccturas de Transporte, S.A. and Ferrovial which are detailed in the corresponding merger project.

(ii)	Impact of gender in the governing bodies:

It is not envisaged that the merger will affect or change in any way the structure of the governing body of the resulting entity. Similarly, the merger shall not amend the policy

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which hitherto has governed this matter, both in Ferrovial and the other participating companies

(iii)	Impact of the merger in the company’s social responsibility:

Pursuant to the Regulation of the Board of Directors of Ferrovial, it is the task of the Board to approve policy in this matter, as well as ensuring that the principles and undertakings of social responsibility which have been voluntarily assumed have been duly observed. Said principles and undertakings are contained primarily in the Business Ethics Code applicable to Grupo Ferrovial approved by the Board of Directors of Ferrovial in 2004. In addition, since 2002 Ferrovial has been affiliated to the United Nations Global Compact in this respect. In 2007 Ferrovial assumed the principles contained in said pact, as the standard for corporate responsibility for actions of companies in Grupo Ferrovial throughout the world.

The merger shall not entail any changes to the present corporate social responsibility policy which is considered to be a strategic function in relation to sustainability, the competitiveness and reputation of Grupo Ferrovial, and the purpose of which is to create value in the long term for all the interested sectors, including those proper to the group companies.”

In addition to the foregoing minimum required information, the Joint Simplified Merger Project contains other non-essential information. The unabridged text of said document may be consulted at the company’s registered offices in Madrid (calle Príncipe de Vergara, 135), at the website of the Company (www.ferrovial.es) and at the pertinent Companies House. Likewise, shareholders and workers’ representatives may collect or otherwise be sent free of charge, by any means admitted by the applicable law, copies of said text and of the rest of the documents which have been made duly available to shareholders along with this notice.

3.2 Information concerning the Joint Reverse Takeover Project by and between Ferrovial and Cintra Concesiones de Infraestructuras de Transporte, S.A.

Pursuant to the terms of article 40.2 of the LME, in relation to article 31 thereof, listed below is the minimum information that must be furnished on account of the Joint Reverse Takeover Project in accordance with applicable law. A full written account of such information has been made duly available to shareholders along with this notice and may be consulted at the website of the Company (www.ferrovial.es) and at the pertinent Companies House:

One.- Identities of the companies involved in the Takeover:

The absorbing company is Cintra Concesiones de Infraestructuras de Transporte, S.A., with registered offices in Madrid, Plaza Manuel Gómez Moreno 2, Edificio Alfredo Mahou, duly filed with the Companies House of Madrid under Volume 12,774, Folio 146, Section 8 of the Companies Book, Sheet nº M-204,873, Entry 1, and corporate tax identity code (Spanish C.I.F.) A-81939209 (“Cintra”).

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The absorbed company is Grupo Ferrovial, S.A., with registered offices in Madrid, calle Príncipe de Vergara 135, corporate tax identity code (Spanish C.I.F.) A-28606556, and duly filed with the Companies House of Madrid under volume 5,076 General, 4,227 of Section 3 of the Companies Book, Folio 212, Sheet nº 40,204, Entry 1.

Two.- Exchange ratio and procedure:

The exchange ratio for the merger, which has been calculated on the basis of the real value of the assets and liabilities of Cintra and Ferrovial with no additional monetary compensation whatsoever, is as follows: four (4) Cintra shares, each with a face value of twenty euro cents (€0.20), for each Ferrovial share, each with a face value of one euro (€1).

The applicable procedure governing the exchange of shares will be as follows:

(a)
The parties shall exchange Ferrovial shares for Cintra shares once the merger has been approved by the General Shareholders’ Meetings of both companies, once the equivalent documentation (“documentación equivalente”) described in articles 26.1 d), 40.1 d) and similar articles of Royal Decree 1310, dated 4 November 2005 (Real Decreto 1310/2005) has been duly submitted to the Spanish National Securities Market Commission (Comisión Nacional del Mercado de Valores, or CNMV), and once the deed of merger has been filed with the Companies House of Madrid.

(b)
The exchange will begin on the date indicated in the announcements to be published in one of the newspapers with the widest circulation in Madrid and in the Official Bulletins of the Spanish Stock Markets and, where applicable, in the Official Gazette of the Spanish Companies House (Boletín Oficial del Registro Mercantil, or BORME). A financial institution will be appointed to act as Agent, and its identity will be included in the aforesaid announcements.

(c)
Ferrovial shares will be exchanged for Cintra shares through those affiliated entities of the “Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A.” (Iberclear – Spanish clearing and settlement company) that are the custodians of the shares in question, pursuant to the procedure for book-entry securities prescribed by Royal Decree 116, dated 14 February 1992 (Real Decreto 116/1992), and in accordance with the terms of Article 59 of the Spanish Public Limited Companies Act (Ley de Sociedades Anónimas), as applicable.

(d)
As, in the end, the agreed exchange ratio will be based on a whole integer of Cintra shares for each Ferrovial share, there will be no odd lots or fractions, meaning that an odd-lot broker will not be required.

(e)	As a result of the takeover, the Ferrovial shares will be redeemed or extinguished.

Pursuant to the overriding requirements of Article 26 of the LME and applicable law governing treasury shares, equity held directly by Ferrovial as treasury stock on the

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date the exchange is carried out and which, as of the date of the Joint Takeover Project, amounted to 1,250,374 shares, will not be exchanged for Cintra shares. For informative purposes, you are informed that as of the present Notice date Ferrovial is the indirect holder of 1,527,374 treasury shares.

Three.- Impact of the Takeover on contributions of industry and/or ancillary benefits.

No impact whatsoever, given that there are no industrial partners or shares with ancillary benefits attached in any of the companies involved in the Takeover.

Four.- Rights granted to holders of special rights or instruments other than shares/equity interests.

There are no special shares or special rights other than the shares, save for those pertaining to the beneficiaries (employees, managers and directors of the companies belonging to Grupo Ferrovial) of Ferrovial share option plans. Following completion of the takeover, Cintra shall succeed Ferrovial as the obligor under said plans. The option rights over Ferrovial shares will automatically convert to option rights over Cintra shares under the terms of the exchange ratio defined in the Joint Reverse Takeover Project. All references to Ferrovial in said option plans will be deemed to refer instead to Cintra from the date the merger is filed. For the purposes of section Two above, you are hereby informed that Ferrovial currently has no treasury shares that are tied up with the aforementioned share option plans.

The Cintra shares delivered to Ferrovial shareholders by virtue of the Takeover will not confer any special rights upon the holders thereof.

Five.- Benefits afforded to the independent experts or directors of the merging companies.

The independent expert that has issued a single report on the Joint Reverse Takeover Project will receive no benefit whatsoever, nor will any of the directors of the companies involved in the Takeover.

Six.- Effective date from which holders of the new shares, interests or holdings will be entitled to share in company profit and specific conditions relating thereto.

Shares issued by Cintra as a result of the Takeover and on account of the capital increase described in section 7 of the Joint Reverse Takeover Project, as well as any treasury shares delivered as part of the exchange process, will entitle their new owners to share in Cintra profits obtained from 1 January 2009 onward.

Previously existing Cintra shares and those delivered or issued under the exchange process will have equal rights attached, in strict proportion to the face value of each share, as regards any distributions made after the deed of merger has been filed with the pertinent Companies House.

Seven.- Effective accounting date for the Takeover.

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The business of Ferrovial will be reported in the accounts of Cintra from 1 January 2009.

This system of accounting with retroactive effect meets the requirements of the Spanish General Chart of Accounts (Plan General de Contabilidad), as enacted by Royal Decree 1514, dated 16 November 2007 (Real Decreto 1514/2007).

Eight.- Articles of Association of the resulting company.

The new drafting of the Cintra Articles of Association will essentially maintain the same structure and wording as the current version, while adding new elements in response to three key objectives:

(i)	To change the name of the absorbing company, which will thereafter be known as “Ferrovial”, and also its registered offices, which will coincide with the current address of Ferrovial.

(ii)
To harmonise certain aspects of the Cintra Articles of Association with those of Ferrovial, particularly with regard to: (a) the remuneration payable to directors (under terms recently agreed upon by the Ordinary General Shareholders’ Meeting of Ferrovial), and; (b) the number of members of the Audit and Control Committee.

(iii)
To introduce technical improvements and certain amendments to bring them in line with recent legislative changes, including: (a) elimination of the pre-emptive right of owners of convertible bonds; (b) the requirement to be included in the Articles of Association concerning the procedure and maximum term for payment of capital calls; and (c) a listing of any additional matters that require a reinforced quorum at General Shareholders’ Meetings.

The unabridged text of the absorbing company’s new Articles of Association has been attached to the Joint Reverse Takeover Project as Appendix 1, and may be consulted unabridged at the company’s registered offices in Madrid (calle Príncipe de Vergara, 135), at the website of the Company (www.ferrovial.es) and at the pertinent Companies House. Likewise, shareholders and workers’ representatives may collect or otherwise be sent free of charge, by any means admitted by the applicable law, copies of said text and of the rest of the documents which have been made duly available to shareholders along with this notice.

Nine.- Information on the value of the assets and liabilities of each company to be assumed by the resulting company.

As a result of the merger Ferrovial shall transfer to Cintra, in block, all of its assets and liabilities.

It is further declared, for the purposes of Article 31.9 of the LME, that the assets and liabilities transferred from Ferrovial to Cintra will be recognised in the accounts of the latter at the same net book value as previously reported in the accounts of Ferrovial as of the effective merger date for accounting purposes, that is, 1 January 2009.

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At 1 January 2009, the main elements of its assets and liabilities of Ferrovial (once integrated the impact of the simplified merger which is submitted to this General Shareholders’ Meeting as item one of the agenda), as well as their appraised value, were as follows:

(i)           Assets transferred (in thousand euros

Net book value

NON CURRENT ASSETS	7,078,926
Intangible fixed assets	1
Tangible fixed assets	11,173
L/t investments in group and associated companies	6,692,777
Long term financial investments	220
Assets for deferred taxes	374,755
CURRENT ASSETS	1,583,507
Inventories	808
Debtors	135,905
S/t investments in group and associated companies	1,315,558
Short term financial investments	81,746
Short term accruals	881
Cash and other equivalent liquid assets	48,609
Total assets transferred	8,662,433

(ii)          Liabilities assumed (in thousand euros)

Net book value

NON CURRENT LIABILITIES	3,270,209
Long term provisions	102,658
Long term debts	2,628,750
L/t debts with group and associated companies	233,988
Liabilities for deferred taxes	304,813
CURRENT LIABILITIES	1,839,596
Short term liabilities	553
Short term debts	362,820
S/t debts with group and associated companies	1,432,525
Commercial credits and other accounts payable	43,605
Short term accruals	93
Total assumed liabilities	5,109,805

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(iii)	Net value of the transferred assets and liabilities (in thousand euros)

Net book value

NET CAPITAL	3,552,628
Shareholder's Equity	3,543,240
Capital	140,265
Issue premium	193,192
Reserves	3,221,789
Shares and treasury stock	-52,197
Results of the period	109,698
Dividends paid during the period	-69,507
Adjustments for changes in value	9,388
Coverage operations	9,388
Net capital transferred	3,552,628

(iv)	Summary

The above values and statements show that:

(i)	total value of the assets transferred by Ferrovial to Cintra is 8,662,433 thousand euros;

(ii)	total value of Ferrovial liabilities assumed by Cintra is 5,109,805 thousand euros; and

(iii)	net value of the transferred assets and liabilities transferred by Ferrovial to Cintra is 3,552,628 thousand euros;

All estimated and based on the accounting records, at 1 January 2009, of Ferrovial and of the other companies participating in the simplified merger which is submitted to this General Shareholders’ Meeting as item one of the agenda.

Ten.- Applicable accounting dates of the merging companies in order to determine the terms and conditions of the Takeover.

For the purposes of article 31.10 of the LME, you are likewise informed that the annual accounts of the merging companies as closed on 31 December 2006, 2007 and 2008 were used as the basis to establish the applicable terms and conditions of the Takeover.

It is further noted that for the purposes of article 36.1 of the LME, the merger balance sheets will effectively comprise the balance sheets of Cintra and Ferrovial as closed on 30 April 2009. These balance sheets were duly drawn up on 28 and 29 July by the

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Boards of Directors of the two companies and have been audited by their respective financial audit firms. Furthermore, both balance sheets will be submitted to the approval of the same General Shareholders’ Meetings that are to decide on the Merger.

Eleven.- Possible consequences of the Takeover on employment, impact thereof on the proportion of men and women on the governing bodies and effect, if any, on the corporate social responsibility of the company.

(i)	Possible consequences of the merger in relation to the employment

The present merger is a part of a complex operation of integration which includes, as well, the “subsidiarisation” of Cintra’s company capital, by virtue of which Cintra will segregate and transmit as a block said assets and liabilities in favour of a fully participated vehicle (Cintra Infraestructuras, S.A.U.). Such “subsidiarisation” (“filialización”)  is justified, among other reasons, by the intention of maintaining, once the integration of Cintra and Ferrovial is completed, an autonomous company structure, with full  availability of resources, which will allow Cintra Infraestructuras to continue  tendering to the projects that constitute the object of what today is Cintra 's business. Accordingly, by virtue of the segregation, Cintra Infraestructuras shall assume and maintain all the organisation and the current human and material resources for Cintra, as well as the policies and procedures that this last has been observing in the matter of the management of personnel.

In turn, Cintra, the absorbing company in the present merger, shall act as parent company of Grupo Ferrovial, head of its various businesses and company traded in the stock markets, requiring attendance to all these duties of human resources that currently integrate the organisation and personnel of Ferrovial, which it shall assume in full. According to the provisions of Article 44 of the Workers Statute (“Estatuto de los Trabajadores”) which regulates cases of company succession, Cintra will subrogate the labour rights and obligations to the workers of Ferrovial.

Companies participating in the merger shall comply with obligations to report and, as applicable, consult legal representatives of the workers of each company participating in the merger, as provided in labour legislation. The merger proposed shall further be reported to the public bodies as applicable, and in particular to the General Treasury of Social Security.

Due to all the above, it is considered that the merger shall not have any negative impact on employment.

(ii)	Impact of gender in the governing bodies:

No changes of special importance in terms of gender distribution are expected with regard to the structure of the corporate governing body of the company resulting from the merger. Furthermore the merger will not change the policy which has governed these matters both in Cintra as well in Ferrovial.

(iii)	Impact of the merger in the company’s social responsibility:

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Pursuant to the Regulations for the Board of Directors of Cintra and Ferrovial, the respective Boards must approve each company’s policy in this regard as well as assure compliance with the principles and commitments of social responsibility voluntarily accepted by the company. These principles and commitments are included in the Code of Business Ethics approved in 2004 by the Board of Directors of Ferrovial and are also applicable to Cintra. Furthermore since 2005 and 2002 respectively, Cintra and Ferrovial are adhered to the United Nations Global Compact in these matters. Both companies have expressly undertaken the principles contained in that pact as the standard for corporate responsibility for activities of the companies of Grupo Ferrovial all around the world.

Consequently the company resulting from the merger shall not vary, as a consequence of the merger, from this current corporate social responsibility policy, taking into account that this is considered as a strategic function related to the sustainability, competitiveness and reputation of Grupo Ferrovial, whose objective is to create long term value for all the interested sectors, including those of the group companies.

In addition to the foregoing minimum required information, the Joint Reverse Takeover Project contains other non-essential information. The unabridged text of said information may be consulted at the company’s registered offices in Madrid (calle Príncipe de Vergara, 135), at the website of the Company (www.ferrovial.es) and at the pertinent Companies House. Likewise, shareholders and workers’ representatives may collect or otherwise be sent free of charge, by any means admitted by the applicable law, copies of said text and of the rest of the documents which have been made duly available to shareholders along with this notice.

4.  RIGHT TO ATTEND

Any shareholder which, either individually or when pooled with other shareholders, owns at least one hundred (100) shares, with ownership thereof duly recorded with “Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A.” (Iberclear) at least five (5) days ahead of the scheduled date for the General Shareholders’ Meeting in question, will be entitled to attend the meeting either in person or by remote communication. Shareholders wishing to attend in person must obtain an attendance card as issued by the corresponding bank, or alternatively a Grupo Ferrovial Attendance Card, which may be downloaded from the website or otherwise obtained by visiting the company’s registered offices, or by contacting the Shareholder Relations Office (by calling 902 25 30 50 from within Spain; (+34) 91 586 25 65 from abroad, or by writing to accionistas@ferrovial.es) and introducing themselves to the person in charge of the shareholder register. Shareholders that wish to attend the meeting by remote technology must follow the instructions below.

5.  REPRESENTATION

Shareholders unable to attend Shareholders’ Meetings may grant a proxy upon another person, even if the latter is not a shareholder, provided that all legal requirements and the formalities prescribed by the Articles of Association, Regulations of the General Shareholders’ Meeting and this meeting announcement are duly met.

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Proxy documents must state the identity of the proxy-holder, who must clearly identify himself at the meeting. If the proxy fails to specify the person to whom they are granted, or if granted to the Board of Directors, the proxy will be deemed granted indistinctly to either the Chairperson of the Board of Directors, the Chief Executive Officer or the Board-member Secretary to the Board. In the event that the proxy-holder has a conflict of interest with regard to any of the motions being voted on at the meeting, whether on or off the agenda, the representation will instead fall on either of the other two people mentioned above who is not embroiled in such a conflict.

6.  ATTENDANCE, REMOTE REPRESENTATION AND VOTING BY REMOTE TECHNOLOGY

The Board of Directors has decided to allow shareholders to attend meetings remotely and to confer proxies and cast votes by remote technology provided that the procedural requirements set forth in this section 6 for each of the planned actions are duly met, along with the requirements concerning the deadline for delivery and the need to identify and accredit the status of the shareholders pursuant to section 7 of this meeting announcement and any other applicable legal requirements.

Shareholders wishing to attend the meeting by remote technology or grant a proxy or vote via remote communication must visit the Spanish website of the Company (www.ferrovial.es) (hereinafter the “Website”) and follow the link “Junta Extraordinaria de Accionistas 2009 / Asistencia Telemática, Delegación y Voto a Distancia”. They must then follow the on-screen instructions and fill out the required information for each planned action.

6.1           REMOTE ATTENDANCE

6.1.1
Prior registration: shareholders wishing to attend the meeting via remote technology must register beforehand within the registration period established in section 7 below. For such purposes, shareholders must visit the Website and then follow the instructions and fill in the information required of shareholders wishing to attend the Shareholders’ Meeting by remote technology.

6.1.2
Remarks and questions: when registering as explained above, shareholders may use the Website application to send any remarks or questions they deem appropriate, or propose motions. Questions, clarifications, motions and meeting contributions and, where applicable, the responses thereto will remain subject to the terms of the Spanish Public Limited Companies Act (Ley de Sociedades Anónimas) and the Company’s Regulations of the General Shareholders’ Meeting. The following persons will not be considered attendees and any contributions, questions or motions they may put forward or raise during the registration period will not be taken into account: (i) shareholders of less than 100 shares, or; (ii) those who are not shareholders, or; (iii) shareholders scheduled to attend by remote communication, but who fail to connect on the day of the meeting in accordance with the provisions of section 6.1.4 below.

6.1.3	Accreditation of registered persons as shareholders: from the close of the registration period up until the scheduled date for the Shareholders’ Meeting, the

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Company shall verify that those registered are indeed shareholders pursuant to the terms of section 7 below.

6.1.4
Exercising the right to attend on the day of the meeting: duly registered shareholders must connect to the Website between 10:15 and 10:45 on the day of the meeting (whether at first or second call) and identify themselves by using the same electronic certificate as the one used to register. After this time, no further connections to attend the meeting will be accepted. Shareholders may follow the meeting and vote on the items on the agenda by following the on-screen instructions.

If a previously registered shareholder fails to log on to the Website on the day of the meeting, said shareholder will not be considered an attendee.

6.2	GRANTING PROXIES AND VOTING VIA REMOTE TECHNOLOGY

Shareholders that do not attend the meeting may grant a proxy or cast their vote via remote communication technologies:

6.2.1	Voting and proxy-granting via electronic means prior to the General Shareholders’ Meeting:

Procedure: shareholders wishing to grant a proxy or cast their vote via electronic means prior to the meeting must firstly visit the Website within the established timeframe and in the manner described in section 7 below, and then follow the on-screen instructions for granting proxies or casting votes prior to meetings.

Specific requirements relating to electronic proxies: electronic proxies must be accepted by the proxy-holder, or will otherwise be void. For such purpose, proxy-holders will be deemed to have accepted their appointment if they present their ID document or passport (and power of attorney if acting on behalf of a legal entity) at the venue for the meeting within the two hours leading up to the scheduled start time and tell the person in charge of the shareholder register that they are representing the shareholder who granted a proxy to them by electronic means.

Proxies may only vote by attending the Shareholders’ Meeting in person.

6.2.2       Voting and proxies by post:

Procedure: shareholders wishing to grant a proxy or cast their vote by post may do so as follows:

A.
Cards issued by depositary entities: shareholders must complete the sections on proxy-granting or voting, as appropriate, on the card issued by the depositary entity and send it by post: (a) to the registered offices, if they wish to vote or confer a proxy upon the Board of Directors or one of its members, or; (b) to the chosen proxy-holder, should they wish to confer their proxy upon another person. In the latter case, proxy-holders must present the card of the depositary entity and their ID document or passport (and power of

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attorney if acting on behalf of a legal entity) at the venue for the meeting within the two hours leading up to the scheduled start time.

B.
Grupo Ferrovial cards: shareholders must complete the Company’s own Grupo Ferrovial proxy or voting card and send it to the Company by following the instructions and enclosing the documents specified on the Grupo Ferrovial card itself or at the Website in due time and form pursuant to section 7 below. Shareholders may obtain the Grupo Ferrovial proxy or voting card by downloading and printing it from the Website or by collecting one from the registered offices of the Company, or otherwise by requesting the Shareholder Relations Department to send one free of charge (by calling 902 25 30 50 from inside Spain, +34 91 586 25 65 from abroad, or by writing to accionistas@ferrovial.es).

Those persons authorised to cast votes by post may only do so by attending the Shareholders’ Meeting in person.

7.  COMMON RULES ON ATTENDING REMOTELY AND GRANTING PROXIES AND VOTING BY REMOTE COMMUNICATION TECHNOLOGIES

7.1	Deadline for receipt by the Company and deadline for registration of shareholders / standing as shareholder

Proxies and votes conferred or cast prior to the Shareholders’ Meeting via remote communication (whether conferred or cast by electronic means or by post) will be valid when received at the registered offices of the Company or through its website before 24:00 on 16 October 2009.

Likewise, shareholders wishing to attend the meeting remotely must register at the Website prior to 24:00 on 16 October 2009.

After these deadlines, only the following remote proxies and voting will be admitted: (i) proxies conferred through the card of the depositary entities of the shares, which the proxy must present to the person in charge of the shareholder register within the two hours leading up to the scheduled start of the meeting; (ii) the electronic vote of those attending remotely provided they have previously registered within the aforementioned term.

Proxies, votes and attendance by means of remote communication will only be valid if the person’s status as shareholder is duly confirmed by checking that the ownership and number of shares pertaining to each person scheduled to attend by remote technology or cast their vote or proxy by means of remote communication does indeed match the data provided by Iberclear.

7.2.         Identification of shareholders wishing to use electronic or telematic means

Shareholders wishing to grant a proxy or cast their vote electronically, or attend the Shareholders’ Meeting remotely, must accredit their identity within the period stipulated in section 7.1 above and through the application installed on the Website by means of a

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valid, current and accepted electronic certificate in accordance with the provisions of the Spanish Electronic Signatures Act (Ley 59/2003), as issued by the Spanish Public Certification Authority (Autoridad Pública de Certificación Española, or CERES) attached to the Spanish Mint (Fábrica Nacional de Moneda y Timbre). The Company reserves the right to request from shareholders any additional identification it deems necessary to verify their status as shareholder and to ensure the admissibility of the electronic voting, proxy or attendance.

7.3	Order of precedence between granting proxies and voting by remote technology and attending the Shareholders’ Meeting

Should a shareholder who previously granted a proxy or voted by any means of remote communication then proceed to attend the Shareholders’ Meeting, said proxy or vote will be rendered null and void.

If a shareholder confers several proxies or casts several votes (whether electronically or by post), then the last action (proxy or vote) will take precedence. In the event of uncertainty as to when exactly the shareholder conferred or cast any of the proxies or votes, then the vote, regardless of the voting procedure followed, will take precedence over the proxy. If the shareholder casts several conflicting votes via electronic means or by post, then the last vote cast before the meeting will take precedence.

7.4          Suspension of electronic systems / Connection failures

The Company reserves the right to alter, suspend, cancel or restrict the use of electronic attendance, voting, or proxy-granting systems due to technical reasons or in the interests of security. Any such situation will be duly posted on the Company’s website, all the foregoing without prejudice to the continuing validity and enforceability of votes and proxies already cast or conferred and the rights of shareholders to attend and grant proxies.

The Company will not be held liable for any damage or loss caused to shareholders on account of technical faults, overloads, line failures, connection failures or any other similar occurrence beyond the control of the Company and which prevent the shareholders from using remote electronic attendance, voting or proxy-granting systems. Any such situation will not therefore constitute an improper deprivation of shareholder rights.

8.  ATTENDANCE PREMIUM

The Company shall pay an attendance premium of 0.04 euros gross per share to the shares that are present or represented at the General Shareholders’ Meeting and that have duly accredited their attendance or representation at the same.

9.  DATA PROTECTION

The personal data that shareholders send to the Company in order to attend, confer proxies or vote at the Shareholders’ Meeting, or any such information provided by banks, securities firms and brokerage houses with which the shareholders have deposited their shares through the entity legally authorised to record book-entry

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securities, namely Iberclear, will be processed for the sole purpose of managing, updating and monitoring the existing shareholder list. Shareholders are likewise informed that such information will be incorporated into a filing system owned by the Company and that they are fully entitled to exercise their statutory rights to access, rectify, cancel and challenge the use of their data pursuant to the provisions of the Spanish Personal Data Protection Act (Ley 15/1999) by writing to the Company’s General Secretary’s Office, located in Madrid, Calle Príncipe de Vergara 135, 28002.
______________________________________________________

In accordance with article 114 of the Spanish Public Limited Companies Act, the Board of Directors has agreed to request a notary to attend and take minutes of the meeting.

On a final note, shareholders are advised that the Shareholders’ Meeting is expected to be held at first call.

In Madrid, on 15 September 2009.

José María Pérez Tremps
Board Member and Secretary

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PROPOSAL FOR RESOLUTIONS OF THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS GRUPO FERROVIAL, S.A. 20 October 2009

At the meeting held on 15 September 2009, the Board of Directors of Directors agreed to propose approval of the resolutions referred to below to the Shareholders of Grupo Ferrovial, S.A. (hereinafter, “Ferrovial” or the “Company”) convened at first call for 20 October 2009 and, where appropriate, at second call for the following day, 21 October 2009.

POINT 1 ON THE AGENDA:

1.	SIMPLIFIED MERGER OF GRUPO FERROVIAL, S.A. WITH FERROVIAL INFRAESTRUCTURAS, S.A., AEROPUERTO DE BELFAST, S.A., MARJESHVAN, S.L. AND LERNAMARA, S.L. (HEREINAFTER, THE “SIMPLIFIED MERGER”).

1.1.
INFORMATION REGARDING SIGNIFICANT CHANGES TO THE ASSETS AND LIABILITIES OF THE COMPANIES INVOLVED IN THE SIMPLIFIED MERGER BETWEEN THE DATE OF THE JOINT SIMPLIFIED MERGER PROJECT AND THE DATE OF THE GENERAL SHAREHOLDERS’ MEETING CONVENED HEREWITH, WHERE APPLICABLE.

1.2.	APPROVAL OF THE COMPANY’S BALANCE SHEET AT 30 APRIL 2009 AS THE MERGER BALANCE SHEET.

1.3.
APPROVAL OF THE SIMPLIFIED MERGER OF GRUPO FERROVIAL, S.A. WITH FERROVIAL INFRAESTRUCTURAS, S.A., AEROPUERTO DE BELFAST, S.A., MARJESHVAN, S.L. AND LERNAMARA, S.L. AND, AS SUCH, THE JOINT SIMPLIFIED MERGER PROJECT FILED WITH THE MADRID COMPANIES REGISTER.

Justification and advisability of the proposal:

The projected simplified merger of Ferrovial with the companies Ferrovial Infraestructuras, S.A., Aeropuerto de Belfast, S.A., Marjeshvan, S.L, Ferrovial, S.L. in the terms set forth in the Joint Simplified Merger Project dated 28 July 2009 and filed with the Madrid Companies Register on 3 August 2009 is hereby submitted to the General Meeting of Shareholders for approval. This project was made available to the shareholders concurrent with the publication of the notice for the General Meeting.

The goal of the Simplified Merger is (i) to prevent the creation of direct treasury stock in the subsequent merger of Ferrovial and Cintra Concesiones de Infraestructuras de Transporte, S.A.; (ii) to optimise the structure and organization of the group; and (iii) to simplify the corporate reorganisation process. The Simplified Merger Project contains a detailed justification of the proposed merger and the legal procedures carried out to effect the merger as well as all other legally required mentions.

The resolution proposed for approval is divided into three sections: (i) in the first, in compliance with article 39.3 of the Spanish Structural Modifications Act, the company directors shall, where applicable, inform the General Meeting of Shareholders of any significant changes to the assets and liabilities of the companies involved in the Simplified Merger between the date of the Simplified Merger balance sheet and the moment these resolutions are approved; (ii) in the second, in compliance with article 37 of the Spanish Structural Modifications Act, the shareholders shall approve the balance sheet prepared by the Board of Directors in its meeting on 28 July 2009 and verified by the company auditors as the merger balance sheet; and (iii) in the third, they shall approve the Simplified Merger in line with the mentions in the Simplified Merger Project.

Information:

A report will be presented regarding significant changes to the assets and liabilities of the companies involved in the Simplified Merger arising between the date of the Joint Simplified Merger Project and the date of the General Meeting, where applicable.

Proposed resolutions:

1.2.	APPROVAL OF THE COMPANY’S BALANCE SHEET AT 30 APRIL 2009 AS THE MERGER BALANCE SHEET.

“To approve the balance sheet at 30 April 2009 prepared by the Board of Directors on 28 July 2009 and verified that same day by the Auditor of Grupo Ferrovial, S.A., PriceWaterhouseCoopers Auditores, S.L. as the merger balance sheet of Grupo Ferrovial, S.A. for the purposes of the simplified merger by absorption of Ferrovial Infraestructuras, S.A., Aeropuerto de Belfast, S.A., Marjeshvan, S.L. and Lernamara, S.L.”

1.3.
APPROVAL OF THE SIMPLIFIED MERGER OF GRUPO FERROVIAL, S.A. AND FERROVIAL INFRAESTRUCTURAS, S.A., AEROPUERTO DE BELFAST, S.A., MARJESHVAN, S.L. AND LERNAMARA, S.L. AND, AS SUCH, THE JOINT SIMPLIFIED MERGER PROJECT FILED WITH THE MADRID COMPANIES REGISTER.

“To approve the simplified merger of Grupo Ferrovial, S.A. and Ferrovial Infraestructuras, S.A., Aeropuerto de Belfast, S.A., Marjeshvan, S.L. and Lernamara, S.L. by absorption of the latter four companies by the former, resulting in the dissolution without liquidation of Ferrovial Infraestructuras, S.A., Aeropuerto de Belfast, S.A., Marjeshvan, S.L. and Lernamara, S.L. and the transfer in block by universal succession of all rights and obligations of Ferrovial Infraestructuras, S.A., Aeropuerto de Belfast, S.A., Marjeshvan, S.L. and Lernamara, S.L., in accordance with the terms and conditions established in the Joint Simplified Merger Project of 28 July 2009, which was drawn up and signed by the directors of each of the companies concerned and filed with the Madrid Companies Register on 3 August 2009, also hereby expressly approved.

In particular, it is approved to submit the simplified merger of Grupo Ferrovial, S.A. and Ferrovial Infraestructuras, S.A., Aeropuerto de Belfast, S.A., Marjeshvan, S.L. and Lernamara, S.L. to the taxation system established in Chapter VIII of Title VII and additional provision two of the Revised Text of the Corporation Tax Law approved by Royal Legislative Decree 4/2004. To this effect, and according to the terms of article 96 of the aforementioned Revised Text, the merger operations shall be communicated to the Ministry of Economy and Taxation in the established regulatory manner.

Pursuant to article 228 of the Companies Registry Regulations, and as an integral part of the contents of this simplified merger resolution, the matters enumerated in the aforementioned legislation and the other minimum mentions contained in the Joint Simplified Merger Project are set out below, in accordance with article 31 of the Spanish Structural Modifications to Mercantile Corporations Act. For these purposes, the relevant contents of the Joint Simplified Merger Project, furnished to the shareholders together with the notice of this General Meeting, are included here. The Joint Simplified Merger Project may also be consulted on the website of Grupo Ferrovial, S.A. and at the Companies Registry.

(I)	IDENTIFICATION OF THE ENTITIES INVOLVED IN THE SIMPLIFIED MERGER

(i)	GRUPO FERROVIAL, S.A. (absorbing company)

Grupo Ferrovial, S.A. is registered in Madrid at Calle Príncipe de Vergara 135 and was incorporated for an indefinite period under the name Ferrovial International, S.A. in the deed formalised on 6 June 1979 before Mr. Francisco-Javier Alfaro Fernández, Notary of Pozuelo de Alarcón, under number 477 of his record, which was filed with the Madrid Companies Register in general tome 5,076, 4,227 of section 3 of the Companies Book, folio 212, sheet 40,204, entry 1.

Its name was changed to the current one and its Articles of Association were brought into line with the current Spanish Companies Act in the deed formalised on 4 June 1992 before the Notary of Madrid, Mr. Antonio Román de la Cuesta Ureta, under number 1,476 of his record, which was corrected by another date made before the said Notary, Mr. Román de la Cuesta Ureta, on 30 June 19923 under number 2,187 of his record. The aforementioned deeds were filed with the Companies register as entry 200.

Ferrovial has tax code A-28606556.

Ferrovial’s share capital totals one hundred and forty million two hundred and sixty-four thousand seven hundred and forty-three euros (€140,264,743) and it is represented by one hundred and forty million two hundred and sixty-four thousand seven hundred and forty-three (140,264,743) ordinary shares of one euro (€1) par value each, all pertaining to the same class and series and represented by book entries. All of the shares are fully paid in.

(ii)	FERROVIAL INFRAESTRUCTURAS, S.A. (absorbed company)

Ferrovial Infraestructuras, S.A. is registered in Madrid at Calle Príncipe de Vergara 135 and was incorporated for an indefinite period under the name Nagrela, S.A. in the deed formalised on 29 June 2000 before Mr. Francisco-Javier Alfaro Fernández, Notary of Pozuelo de Alarcón, under number 2850 of his record, which was filed with the Madrid Companies Register in tome 15,554, folio 210, section 8 of the Companies Book, sheet 261,770, entry 1 (hereinafter “Ferrovial Infraestructuras”).

The company changed its name to the current one in the deed formalised on 31 May 2002 before Mr. Rodrigo Tena Arregui, Notary of Madrid, under number 1420 of his record, which was filed with the Companies Register as entry 6.

Ferrovial Infraestructuras has tax code A-82725482.

The share capital of Ferrovial Infraestructuras is eight hundred and seventy-eight million forty thousand seven hundred and forty-five euros (€878,040,745), comprising eight hundred and seventy-eight million forty thousand seven hundred and forty-five (878,040,745) ordinary shares of one euro (€1) par value each, all pertaining to a single class and the same series, represented by bearer share certificates. All of the shares are fully paid in.

(iii)	AEROPUERTO DE BELFAST, S.A. (absorbed company)

Aeropuerto de Belfast, S.A. is registered in Madrid at Calle Príncipe de Vergara 135 and was incorporated for an indefinite period under the name Sepreverma, S.A. in the deed formalised on 16 April 2002 before Mr. Antonio Francés, Notary of Madrid, under number 1149 of his record, which was filed with the Madrid Companies Register in tome 17.655, folio 22. section 8 of the

Companies Book, sheet number 303,264, entry 1 (hereinafter “Aeropuerto de Belfast”).

The company changed its name to the current one in the deed formalised on 11 March 2003 before Mr. Javier Navarro-Rubio Serres, Notary of Madrid, under number 1307 of his record, which was filed with the Companies Register under entry 4, as corrected by another deed authorised by the same Notary on 7 May 2003 under number 2,755 of his record.

Aeropuerto de Belfast has tax code A-83304444.

The share capital of Aeropuerto de Belfast totals sixty thousand two hundred euros (€60,200), comprising sixty thousand two hundred ordinary shares of one euro (€1) par value each, pertaining to a single class and the same series and represented by nominative share certificates. All of the shares are fully paid in.

(iv)	MARJESHVAN, S.L. (absorbed company)

Marjeshvan, S.L. is registered in Madrid at Calle Príncipe de Vergara 135 and was incorporated for an indefinite period in the deed formalised on 31 January 2008 before Ms. Isabel Estape Tous, Notary of Madrid, under number 434 of her record (hereinafter “Marjeshvan”).

Marjeshvan is entered in the Madrid Companies Register in Tome 25,268, Folio 117, Section 8 of the Companies Book, Sheet M-454957, entry 1.

Marjeshvan has tax code B-85345015.

The share capital of Marjeshvan totals three thousand two hundred euros (€3,200) and is represented by three thousand two hundred (3,200) shares of one euro (€1) par value each.

(v)	LERNAMARA, S.L. (absorbed company)

Lernamara, S.L. is registered in Madrid at Calle Príncipe de Vergara 135 and was incorporated for an indefinite period in the deed formalised on 25 October 2004 before Mr. Santiago María Cardelús Muñóz-Seca, Notary of Madrid, under number 3301 of his record (hereinafter “Lernamara”).

Lernamara is entered in the Madrid Companies Register in Tome 20,666, Folio 96, Section 8 of the Companies Book, Sheet M-366001, entry 1.

Lernamara has tax code B-84145234.

The share capital of Lernamara totals three thousand one hundred euros (€3,100) and is represented by three thousand one hundred (3,100) shares of one euro (€1) par value each.

(II)	BY-LAWS OF THE ABSORBING COMPANY

No amendments will be made to the by-laws of the beneficiary company, Ferrovial, as a consequence of the simplified merger. Accordingly, Ferrovial will continue to be governed by its current by-laws, the unabridged text of which has been duly attached to the Joint Simplified Merger Project as Appendix 1, and that may be consulted unabridged at company’s registered offices in Madrid (calle Príncipe de Vergara, 135), at the website of the Company (www.ferrovial.es) and at the pertinent Companies House. Likewise, shareholders and workers’ representatives may collect or otherwise be sent free of charge, by any means admitted by the applicable law, copies of said text and of the rest of the documents which have been made duly available to shareholders along with this notice.

The above is without prejudice to the fact that once the planned takeover between Cintra and Ferrovial has been filed, the resulting company will be governed by the corresponding Articles of Association pursuant to the terms of the project in question.

(III)	RATE AND PROCEDURE FOR THE EXCHANGE OF SHARES

Ferrovial Infraestructuras, Aeropuerto de Belfast, Marjeshvan and Lernamara are directly and wholly owned by Ferrovial, and the merger will therefore be structured in accordance with the special simplified procedure provided for in article 49.1 of the Spanish Structural Modifications to Mercantile Corporations Act. For this reason, the operation is defined as a “simplified” merger. As a consequence, neither the Joint Simplified Merger Project or this Resolution includes any mention of the rate and procedure for the exchange of shares and the date as of which the owners of the new shares will be entitled to share in the earnings of the absorbing company (since no new shares will exist).

(IV)	DATE OF ACCOUNTING EFFECTS OF THE SIMPLIFIED MERGER

The date as of which the operations of Ferrovial Infraestructuras, Aeropuerto de Belfast, Marjeshvan and Lernamara will be treated for accounting purposes as carried out on behalf of Ferrovial has been established as 1 January 2009.

The backdating of accounts so determined is in conformity with the Spanish General Chart of Accounts approved by Royal Decree 1514/2007 of 16 November.

(V)	ACCESSORY BENEFITS AND SPECIAL RIGHTS

No accessory benefits exist in Ferrovial Infraestructuras, Aeropuerto de Belfast, Marjeshvan or Lernamara.

Likewise, no special shares or special rights other than those pertaining to the shares exist in Ferrovial Infraestructuras, Aeropuerto de Belfast, Marjeshvan or Lernamara.

(VI)	MERGER BALANCE SHEETS AND ANNUAL FINANCIAL STATEMENTS

The balance sheets of each of the companies concerned at 30 April 2009 will be taken as the merger balance sheets for the purposes of article 36.1 of the Structural Modifications Act. The merger balance sheets of Ferrovial and Ferrovial Infraestructuras have been verified by the account auditors of each of the companies.

Pursuant to article 31.10 of the Structural Modifications Act, it is hereby placed on record that the annual financial statements of the companies concerned in the merger as at and for the years ended 31 December 2006, 2007 and 2008 were taken into consideration to determine the terms and conditions of the merger.

The aforementioned merger balance sheets and annual financial statements were made available to the shareholders, bondholders and holders of special rights, and to the representatives of the employees, together with the remaining documents referred to in article 39.1 of the Structural Modifications Act at the time of publication of notice of this General Meeting of the Shareholders.

(VII)	VALUATION OF THE ASSETS AND LIABILITIES TRANSFERRED

As a consequence of the merger, Ferrovial Infraestructuras, Aeropuerto de Belfast, Marjeshvan and Lernamara will transfer all of the assets and liabilities making up the equity of each company in block to Ferrovial.

It is noted that, to the effects of article 39.1 of the Structural Modifications Act, the assets and liabilities transferred by Ferrovial Infraestructuras, Aeropuerto de Belfast, Marjeshvan and Lernamara will be recognised in Ferrovial at their carrying values in the accounts of the absorbed companies at the date of the merger for accounting purposes, which is 1 January 2009.

At 1 January 2009,  the main assets and liabilities of the absorbed companies, and their valuation, were the following:

(i)	Transferred assets (in thousands of euros)

Ferrovial Infraestructuras S.A.

Net book value

NON-CURRENT ASSETS	4,955,784
Intangible assets	1
Long-term investments in group companies and associates	4,682,712
Assets due to deferred taxes	273,071
CURRENT ASSETS	121,675
Debtors	12,760
Short-term Investments in group companies and associates	62,674
Short term financial investments	415
Cash and other equivalent liquid assets	45,826
Total assets transferred by FERROVIAL INFRAESTRUCTURAS	5,077,459

Aeropuerto de Belfast S.A.

Net book value

NON-CURRENT ASSETS	10,906
Assets due to deferred taxes	10,906
CURRENT ASSETS	44,246
Debtors	417
Short-term investments in group companies and associates	43,650
Cash and other equivalent liquid assets	179
Total assets transferred by AEROPUERTO DE BELFAST	55,152

Marjeshvan S.L.

Net book value

NON-CURRENT ASSETS	206,161
Long-term investments in group companies and associates	206,161
CURRENT ASSETS	1
Debtors	1
Total assets transferred by MARJESHVAN	206,162

Lernamara S.L.

Net book value

NON-CURRENT ASSETS	373,889
Long-term investments in group companies and associates	357,271
Assets due to deferred taxes	16,618
CURRENT ASSETS	175,927
Debtors	10
Short-term investments in group companies and associates	175,859
Cash and other equivalent liquid assets	58
Total assets transferred by LERNAMARA	549,816
Total assets transferred by the absorbed companies	5,888,589

(ii)	Liabilities assumed (in thousands of euros)

Ferrovial Infraestructuras S.A.

Net book value
NON-CURRENT LIABILITIES	2,793,791
Long term debts	1,654,009
Long-term debts with group companies and associates	929,027
Liabilities due to deferred taxes	210,755
CURRENT LIABILITIES	112,096
Short term debts	1
Short-term debts with group companies and associates	111,309
Commercial creditors and other accounts payable	786
Total liabilities assumed from FERROVIAL INFRAESTRUCTURAS	2,905,887

Aeropuerto de Belfast S.A.

Net book value

NON-CURRENT LIABILITIES	27,610
Long-term debts with group companies and associates	27,610
CURRENT LIABILITIES	98
Commercial creditors and other accounts payable	15
Short-term accrued interests	83
Total liabilities assumed from AEROPUERTO DE BELFAST	27,708

Marjeshvan S.L.

Net book value

NON CURRENT LIABILITIES 213,210
Long-term debts	123,187
Long-term Debts with group companies and associates	90,024
CURRENT LIABILITIES	3
Short-term debts with group companies and associates	3
Total liabilities assumed from MARJESHVAN	213,213

Lernamara S.L.

Net book value
NON CURRENT LIABILITIES	392,640
Long-term debts with group companies and associates	370,490
Liabilities due to deferred taxes	22,150
CURRENT LIABILITIES	181,293
Short-term debts with group companies and associates	181,293
Total liabilities assumed from LERNAMARA	573,933
Total liabilities assumed from the absorbed companies	3,720,741

(iii)	Net value of the assets transferred (in thousands of euros)

Ferrovial Infraestructuras S.A.

Net book value

NET EQUITY	2,171,572
Own funds	2,221,110
Capital	878,041
Paid in surplus	822,106
Reserves	473,363
Results of the financial period	47,600
Adjustments due to value changes	-49,538
Hedge transactions	-49,538
Total net equity transferred by FERROVIAL INFRAESTRUCTURAS	2,171,572

Aeropuerto de Belfast S.A.

Net book value

NET EQUITY	27,444
Own Funds	27,444
Capital	60
Results for the financial period	82,939
Dividends paid during the financial period	-55,555
Total net equity transferred by AEROPUERTO DE BELFAST	27,444

Marjeshvan S.L.

Net book value

NET EQUITY	-7,051
Own Funds	-4,937
Capital	3
Results for the financial period	-4,940
Adjustments due to value changes	-2,114
Hedge transactions	-2,114
Total net equity transferred by MARJESHVAN	-7,051

Lernamara S.L.

NET EQUITY	-24,118
Own funds	-24,118
Capital	3
Reserves	24,508
Results of previous financial periods	-48,629
Total net equity transferred by LERNAMARA	-24,118
Total net equity transferred by the absorbed companies	2,167,846

(IV)	SUMMARY

From the foregoing lists and valuations the following results:

(i)	the total value of the assets transferred to Ferrovial by the absorbed companies is 5,888,589 thousand euros;

(ii)	the total value of the absorbed companies’ liabilities assumed by Ferrovial is 3,720,741 thousand euros; and

(iii)
the total value of the assets and liabilities transferred to Ferrovial by the absorbed companies is 2,167,846 thousand euros (notwithstanding, it is appropriate to clarify that the increase in Ferrovial’s net worth totals 1,267,255,  which results from deducting from the previous figure 900,391 thousand euros, corresponding mainly to the value of the participation of Ferrovial Infraestructuras).

all of which is estimated on the basis of the accounts of each of the companies absorbed on 1 January 2009.

(VIII)	BENEFITS GRANTED TO DIRECTORS

No benefits of any kind will be granted to the directors of Ferrovial, Ferrovial Infraestructuras, Aeropuerto de Belfast, Marjeshvan or Lernamara.

(IX)	IMPACT ON JOBS, GENDER AND CORPORATE SOCIAL RESPONSIBILITY

(i)	Possible job-related consequences of the merger

Given that none of the absorbed companies has any employees, their dissolution will not result in the extinction of any employment relations or the application of the provisions established in article 44 of the Spanish Workers Statute and concordant legislation for cases of corporate succession.

Moreover, the merger will have no impact on jobs in Ferrovial, which will maintain its organisation and human and material resources intact, without prejudice to any changes that may arise as a result of the planned merger of Cintra Concesiones de Infraestructuras de Transporte, S.A. and Ferrovial, which are detailed in the pertinent merger project.

(ii)	Gender impact in the governing bodies

It is not expected that the merger will result in changes in the structure of the governing body of the resulting entity. Likewise, the merger will not change the policy governing gender matters in both Ferrovial and the other companies concerned.

(iii)	Impact of the merger on corporate social responsibility

In accordance with Regulations of the Board of Directors of Ferrovial, the approval of policy in this area is a matter for the Board itself, as is oversight of compliance with the social responsibility principles and commitments voluntarily adopted by the company. The said principles and commitments are set forth basically in the Code of Business Ethics applicable to the Ferrovial Group, which was approved by the Board of Directors of Ferrovial in 2004. In 2002

Ferrovial signed up to the United Nations Global Compact in this area. In 2007, Ferrovial adopted the principles established in the Global Compact as the standard for corporate responsibility in the activities of Ferrovial Group undertakings worldwide.

The merger will not entail any changes to the current corporate social responsibility policy, which is considered a strategic function in relation to sustainability, competitiveness and the reputation of the Ferrovial Group, the objective of which is to create long-term value for all stakeholders, including the group companies themselves.”

POINT 2 ON THE AGENDA:

2.	INVERSE MERGER OF GRUPO FERROVIAL, S.A. AND CINTRA CONCESIONES DE INFRAESTRUCTURAS DE TRANSPORTE, S.A. (HEREINAFTER, THE “INVERSE MERGER”).

2.1.
INFORMATION REGARDING SIGNIFICANT CHANGES TO THE ASSETS AND LIABILITIES OF THE COMPANIES INVOLVED IN THE INVERSE MERGER BETWEEN THE DATE OF THE JOINT MERGER PROJECT AND THE DATE OF THE GENERAL SHAREHOLDERS’ MEETING CONVENED HEREWITH, WHERE APPLICABLE.

2.2.	APPROVAL OF THE COMPANY’S BALANCE SHEET AT 30 APRIL 2009 AS THE MERGER BALANCE SHEET.

2.3.
APPROVAL WITHIN THE FRAMEWORK OF THE JOINT INVERSE MERGER PROJECT TO AN INCREASE OF 32,996,390 EUROS IN THE SHARE CAPITAL OF CINTRA CONCESIONES DE INFRAESTRUCTURAS DE TRANSPORTE, S.A. BY ISSUING 164,981,950 SHARES OF TWENTY EURO CENTS (€0.20) EACH OF THE SAME CLASS AND SERIES AS THE SHARES CURRENTLY IN CIRCULATION, AS A CONSEQUENCE OF THE MERGER AND DEPENDING ON THE APPROVED EXCHANGE RATIO.

2.4.
APPROVAL OF THE INVERSE MERGER BY ABSORPTION OF GRUPO FERROVIAL, S.A. (ABSORBED COMPANY) AND CINTRA CONCESIONES DE INFRAESTRUCTURAS DE TRANSPORTE, S.A. (ABSORBING COMPANY) AND, AS SUCH, THE JOINT INVERSE MERGER PROJECT.

Justification and advisability of the proposal:

Pursuant to the provisions of article 40 of the Spanish Structural Modifications Act, the projected merger of Ferrovial and Cintra Concesiones de Infraestructuras de Transporte, S.A. in the terms set forth in the Inverse Merger Project dated 29 July 2009 and filed with the Madrid Companies Register on 3 August 2009 is hereby submitted to the General Meeting of Shareholders for approval.

The purpose of the merger is to form an integrated infrastructure management entity, bringing the group’s management skills to bear in all promotion and development phases and permitting the group’s financial resources to be more efficiently assigned between its activities in order to maximize its return. The entity formed as a result of the merger will also constitute the first option for securities market investments in the infrastructure sector.

The justification and advisability of the Inverse Merger is explained and justified in detail in the following documents, which have been written in accordance with the provisions of the Spanish Structural Modifications and Act and will be made available to the shareholders when the notice for the General Meeting is published:

(1)
The Joint Inverse Merger Project prepared by the directors of the companies involved in the merger on 29 July 2009. The Project contains a detailed explanation and justification of the proposed merger and the legal procedures carried out to effect the merger as well as all other legally required mentions.

(2)
The Directors’ Report on the Joint Inverse Merger Project dated 15 September 2009. This report was prepared and written by the directors of the Company and contains a detailed explanation and justification of the legal and economic aspects of the merger, including special reference to the ratio for the exchange of shares and all other legally required mentions.

(3)
Finally, the Report by Ernst & Young, S.L., in its capacity as the independent expert appointed by the Madrid Companies Register, regarding the mentions required under article 34.2 of the Structural Modifications Act.

The resolution proposed for approval is divided into four sections: (i) in the first, for informative purposes only, in compliance with article 39.3 of the Spanish Structural Modifications Act, the company directors shall, where applicable, inform the General Meeting of Shareholders of any significant changes to the assets and liabilities of the companies involved in the Inverse Merger between the date of the Inverse Merger balance sheet and the moment these resolutions are approved; (ii) in the second, in compliance with article 37 of the Spanish Structural Modifications Act, the shareholders shall approve the balance sheet that was prepared by the Board of Directors in its meeting on 28 July 2009 and verified by the Company auditors as the merger balance sheet; (iii) in the third, the shareholders are aspect to approve an increase in the share capital of CINTRA CONCESIONES DE INFRAESTRUCTURAS, S.A. in order to be able to exchanges shares worth a total of 32,996,390 euros; and (iv) in the fourth, they shall approve the Inverse Merger in line with the mentions in the Inverse Merger Project.

Information:

A report will be presented regarding significant changes to the assets and liabilities of the companies concerned in the Merger arising between the date of the Joint Inverse Merger Project and the date of the General Meeting, where applicable.

Proposed resolutions:

2.2.	APPROVAL OF THE COMPANY’S BALANCE SHEET AT 30 APRIL 2009 AS THE MERGER BALANCE SHEET.

“To approve the balance sheet at 30 April 2009 prepared by the Board of Directors on 28 July 2009 and verified that same day by the Auditor of Grupo Ferrovial, S.A., PriceWaterhouseCoopers Auditores, S.L. as the merger balance sheet of Grupo Ferrovial, S.A. for the purposes of the merger with Cintra Concesiones de Infraestructuras de Transporte, S.A.”

2.3.
APPROVAL WITHIN THE FRAMEWORK OF THE JOINT INVERSE MERGER PROJECT TO AN INCREASE OF 32,996,390 EUROS IN THE SHARE CAPITAL OF CINTRA CONCESIONES DE INFRAESTRUCTURAS DE TRANSPORTE, S.A. BY ISSUING 164,981,950 SHARES OF TWENTY EURO CENTS (€0.20) EACH OF THE SAME CLASS AND SERIES AS THE SHARES CURRENTLY IN CIRCULATION, AS A CONSEQUENCE OF THE MERGER AND DEPENDING ON THE APPROVED EXCHANGE RATIO.

“To approve within the framework of the Joint Inverse Merger Project of the share capital increase of 32,996,390 euros in Cintra Concesiones de Infraestructuras de Transporte, S.A. by issuing 164,981,950 shares of twenty eurocents (€0.20) each, of the same class and series as the shares currently in circulation and represented by book entries. The shares issued as a result of the capital increase will be exchanged for shares in Grupo Ferrovial, S.A. as a result of the merger referred to in this second point on the agenda based on the exchange ratio established in section 5 of the Joint Inverse Merger Project. Consequently, the preferential right of the current shareholders of Cintra Concesiones de Infraestructuras de Transporte, S.A. to subscribe the new shares will not be applicable, pursuant to article 159.4 of the Spanish Companies Act.

The new shares will be issued with a share premium of 1,829,469,610 euros, representing the difference between the net book value of the assets and liabilities of Grupo Ferrovial, S.A. (3,502,820,000 euros) less the carrying value of the ownership interest held by Grupo Ferrovial s.a. in Cintra Concesiones de Infraestructuras de Transporte, S.A. (1,640,354,000 euros), and the amount of the capital increase referred to in the preceding paragraph (32,996,390 euros). This results in a share premium of 11.089 euros per share.

The shares issued pursuant to this resolution will be fully subscribed and paid (including the share premium amount) as a consequence of the merger (i) by the transfer in block to Cintra Concesiones de Infraestructuras de Transporte, S.A. of all assets and liabilities of Grupo Ferrovial, S.A., with acquisition of all rights and obligations of the absorbed company by universal succession; and (ii) by delivery to the shareholders of Grupo Ferrovial, S.A. in exchange for the shares of the absorbed company held by the same.

In accordance with section 9 of the Joint Inverse Merger Project, the shares handed over in the exchange will entitle the new holders to share in the earnings of Cintra Concesiones de Infraestructuras de Transporte, S.A. generated as of 1 January 2009. The previously existing shares of Cintra Concesiones de Infraestructuras de Transporte, S.A. and the shares handed over or issued in the exchange shall have equal rights to share in distributions paid subsequent to the filing of the merger deed with the Companies Register in proportion to the par value of each share.

The entity engaged to keep account of the new shares is Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. Unipersonal (Iberclear).

The increase will entail a change in the amount of registered share capital and the number of shares into which it is divided as set forth in article 5 of the Prevailing Bylaws of Cintra Concesiones de Infraestructuras de Transporte, S.A. The amendment required has been taken into account in the formulation of the proposed wording of the new bylaws, which, in the framework of the provisions of the Joint Inverse Merger Project, are submitted to the consideration of the shareholders in point 2.4. As a consequence, article 5 would have the following wording:

“Article 5.      Share capital

1.	Corporate capital is one hundred and forty six million seven hundred and two thousand and fifty one (€146,702,051) euros, completely subscribed and paid in.

2.
The corporate capital is represented by seven hundred and thirty three million five hundred and ten thousand two hundred and fifty five (733,510,255) ordinary shares of a single class, with a nominal value of twenty cents of a euro (€0.20) each.

It is likewise resolved to seek a listing for the new shares on the Madrid, Barcelona, Bilbao and Valencia stock exchanges via the Stock Market Interconnection System (Continuous Market).”

2.4.
APPROVAL OF THE INVERSE MERGER BY ABSORPTION OF GRUPO FERROVIAL, S.A. (ABSORBED COMPANY) AND CINTRA CONCESIONES DE INFRAESTRUCTURAS DE TRANSPORTE, S.A. (ABSORBING COMPANY) AND, AS SUCH, THE JOINT INVERSE MERGER PROJECT.

“To approve the merger of Grupo Ferrovial, S.A. and Cintra Concesiones de Infraestructuras de Transporte, S.A. through the absorption of the former by the latter, resulting in the dissolution without liquidation of Grupo Ferrovial, S.A and the transfer in block of all its assets and liabilities by universal succession to Cintra Concesiones de Infraestructuras de Transporte, S.A., which will acquire the rights and obligations of Grupo Ferrovial, S.A by universal succession, all in accordance with the terms established in the Joint Inverse Merger Project dated 29 July 2009, which was drawn up and signed by the directors of each of the companies concerned and filed with the Madrid Companies Register on 3 August 2009, also hereby expressly approved.

In particular, it is approved to submit the merger of Grupo Ferrovial, S.A. and Cintra Concesiones de Infraestructuras de Transporte, S.A. to the taxation system established in Chapter VIII of Title VII and additional provision two of the Revised Text of the Corporation Tax Law approved by Royal Legislative Decree 4/2004. To this effect, and according to the terms of article 96 of the aforementioned Revised Text, the merger operations shall be communicated to the Ministry of Economy and Taxation in the established regulatory manner.

Pursuant to article 228 of the Companies Registry Regulations, and as an integral part of the contents of this merger resolution, the matters enumerated in the aforementioned legislation and the other minimum mentions contained in the Joint Inverse Merger Project are set out below, in accordance with article 31 of the Spanish Structural Modifications to Mercantile Corporations Act. For these purposes, the relevant contents of the Joint Inverse Merger Project, furnished to the shareholders together with the notice of this General Meeting, are included here. The Joint Inverse Merger Project may also be consulted on the websites of the companies concerned and at the Companies Registry.

(I)	IDENTIFICATION OF THE ENTITIES CONCERNED IN THE MERGER

(i)	CINTRA CONCESIONES DE INFRAESTRUCTURAS DE TRANSPORTE, S.A. (absorbing company)

Cintra Concesiones de Infraestructuras de Transporte, S.A. is registered in Madrid at Plaza Manuel Gómez Moreno 2, Edificio Alfredo Mahou and was incorporated for an indefinite period in the deed formalised on 3 February 1998 before, Mr. Rodrigo Tena Arregui, Notary of Madrid under number 109 of his record (hereinafter “Cintra”).

Cintra is entered in the Madrid Companies Register in Tome 12.774, Folio 196, Section 8 of the Companies Book, Sheet M-204.873, entry 1.

Cintra has tax code A-81939209.

Cintra’s share capital totals one hundred and thirteen million seven hundred and five thousand six hundred and sixty-one euros (€113,705,661) and it is represented by five hundred and sixty-eight million five hundred and twenty-eight thousand three hundred and five (568,528,305) ordinary shares of twenty eurocents (€0.20) par value each, pertaining to a single class and the same series and represented by book entries. All of the shares are fully paid in.

(ii)	GRUPO FERROVIAL, S.A. (absorbed company)

Grupo Ferrovial, S.A. is registered in Madrid at Calle Príncipe de Vergara 135 and was incorporated for an indefinite period under the name Ferrovial

International, S.A. in the deed formalised on 6 June 1979 before Mr. Francisco-Javier Alfaro Fernández, Notary of Pozuelo de Alarcón, under number 477 of his record, which was filed with the Madrid Companies Register in general tome 5,076, 4,227 of section 3 of the Companies Book, folio 212, sheet 40,204, entry 1.

Its name was changed to the current one and its Articles of Association were brought into line with the current Spanish Companies Act in the deed formalised on 4 June 1992 before the Notary of Madrid, Mr. Antonio Román de la Cuesta Ureta, under number 1,476 of his record, which was corrected by another date made before the said Notary, Mr. Román de la Cuesta Ureta, on 30 June 19923 under number 2,187 of his record. The aforementioned deeds were filed with the Companies register as entry 200.

Ferrovial has tax code A-28606556.

Ferrovial’s share capital totals one hundred and forty million two hundred and sixty-four thousand seven hundred and forty-three euros (€140,264,743) and it is represented by one hundred and forty million two hundred and sixty-four thousand seven hundred and forty-three (140,264,743) ordinary shares of one euro (€1) par value each, all pertaining to the same class and series and represented by book entries. All of the shares are fully paid in.

(II)	BY-LAWS OF THE ABSORBING COMPANY

The Boards of Directors have agreed to propose a new wording for the bylaws that will govern the absorbing company as from the entry of the merger in the Companies Register as an integral part of the Joint Inverse Merger Project. The new wording proposed is intended substantially to maintain the structure and contents of Cintra’s current bylaws while including certain new items in response to three basic objectives:

(i)	To change the name of the absorbing company to “Ferrovial” and to change its address, which will be the same as the current address of Ferrovial.

(ii)
To align the bylaws in some respects with those of Ferrovial, in particular as regards (a) directors’ remuneration (under the terms recently adopted by the shareholders of Ferrovial at their Annual General Meeting), and (b) the number of members of the Audit and Control Committee.

(iii)
To include technical improvements and certain adjustments in line with the latest legislative changes, such as (a) the elimination of the preferential subscription right accorded to the holders of convertible bonds; (b) the requirement for statutory determination of the terms and maximum period for the payment of dividends; and (c) the expression of certain additional matters requiring a qualified majority of the shareholders at their General Meeting.

The unabridged text of the absorbing company by-laws has been duly attached to the Joint Merger Project as Appendix 1, and may be consulted at company’s registered offices in Madrid (calle Príncipe de Vergara, 135), at the website of the Company (www.ferrovial.es) and at the Companies House. Likewise, shareholders and workers’ representatives may request the delivery or otherwise be sent free of charge, by any means admitted by the applicable law, copies of said text and of the rest of the documents which have been made duly available to shareholders along with this notice.

(III)	RATIO FOR THE EXCHANGE OF SHARES

The exchange ratio for the merger, which was determined based on the real value of the assets and liabilities of Cintra and Ferrovial with no complementary cash compensation of any kind, is as follows: four (4) Cintra shares with a face value of twenty eurocents (€0.20) each, for each Ferrovial share with a face value of one euro (€1.00) each.

This exchange ratio was established based on the appraisal of Cintra’s and Ferrovial’s assets and liabilities, based on the methodologies described in detail and justified in the Director’s report furnished to the shareholders together with the notice of this General Meeting.

(IV)	PROCEDURE FOR THE EXCHANGE OF SHARES

In accordance with article 31.2 of the Structural Modifications Act, the procedure for the exchange of the shares of Ferrovial for the shares of Cintra is summarised in section 8 of the Joint Inverse Merger Project and will take place as follows:

(a)
Once the merger has been approved by the General Meetings of Shareholders of both companies, the documentation equivalent to that referred to in Articles 26.1 d), 40.1 d) and concordant articles of Royal Decree 1310/2005 of 4 November has been presented to the National Securities Market Commission, and the public deed of merger has been filed with the Madrid Companies Registry, then the parties shall proceed with the exchange of Ferrovial shares for Cintra shares.

(b)
The exchange shall begin on the date indicated in the publications to be made in one of the newspapers with the widest circulation in Madrid and in the Official Bulletins of the Spanish Market, and, where applicable, in the Official Companies Registry Gazette (“BORME”). A financial entity shall be appointed for this purpose to act as Agent, which shall be mentioned in said announcements.

(c)
The Ferrovial shares shall be exchanged for Cintra shares through the entities participating in “Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A.” (Iberclear), which are depositories for the shares, pursuant to the procedures established for book entries in accordance with Royal Decree 116/1992, of 14 February, and in accordance with the terms of Article 59 of the Spanish Companies Act as applicable.

(d)
Since the exchange ratio has been definitively established in terms of a whole number of Cintra shares for each share of Ferrovial, by definition no fractions will exist and it will not be necessary to appoint a Fractions Agent.

(e)	As a result of the merger, the Ferrovial shares shall be amortised or extinguished.

Pursuant to the overriding requirements of Article 26 of the LME and applicable law governing treasury shares, equity held directly by Ferrovial as treasury stock on the date the exchange is carried out and which, as of the date of the Joint Merger Project, amounted to 1,250,374 shares, will not be exchanged for Cintra shares. For informative purposes, you are informed that as of the present notice date Ferrovial holds 1,527,374 treasury shares.

(V)	VALUATION OF THE ASSETS AND LIABILITIES TO BE TRANSFERRED

As a consequence of the merger, Ferrovial shall transfer all the assets and liabilities which make up its equity in block to Cintra.

It is hereby stated for the effects of the terms of article 31.9 of Structural Modifications Act, that the assets and liabilities transferred by Ferrovial to Cintra will be recognised in the accounts of the latter at the same net book value as previously reported in the accounts of the former as of the effective merger date for accounting purposes, that is, 1 January 2009.

On 1 January 2009, the main elements of the assets and liabilities of Ferrovial (once having integrated the impact of the simplified merger that is submitted to this Shareholders’ Meeting as item one on the agenda) as well as their valuation, were as follows:

i)             Assets transferred (in thousand euros)

Net book value

NON CURRENT ASSETS	7,078,926
Intangible fixed assets	1
Tangible fixed assets	11,173
L/t investments in group and associated companies	6,692,777
Long term financial investments	220
Assets for deferred taxes	374,755
CURRENT ASSETS	1,583,507
Inventories	808
Debtors	135,905
S/t investments in group and associated companies	1,315,558
Short term financial investments	81,746
Short term accruals	881
Cash and other equivalent liquid assets	48,609
Total assets transferred	8,662,433

ii)            Liabilities assumed (in thousand euros)

Net book value

NON CURRENT LIABILITIES	3,270,209
Long term provisions	102,658
Long term debts	2,628,750
L/t debts with group and associated companies	233,988
Liabilities for deferred taxes	304,813
CURRENT LIABILITIES	1,839,596
Short term liabilities	553
Short term debts	362,820
S/t debts with group and associated companies	1,432,525
Commercial credits and other accounts payable	43,605
Short term accruals	93
Total assumed liabilities	5,109,805

iii)          Net value of the transferred assets and liabilities (in thousand euros)

Net book value

NET CAPITAL	3,552,628
Shareholder's Equity	3,543,240
Capital	140,265
Issue premium	193,192
Reserves	3,221,789
Shares and treasury stock	-52,197
Results of the period	109,698
Dividends paid during the period	-69,507
Adjustments for changes in value	9,388
Coverage operations	9,388
Net capital transferred	3,552,628

(IV)	SUMMARY

The above values and statements show that:

(i)	total value of the assets transferred by Ferrovial to Cintra is 8,662,433 thousand euros;

(ii)	total value of Ferrovial liabilities assumed by Cintra is 5,109,805 thousand euros; and

(iii)	net value of the transferred assets and liabilities transferred by Ferrovial to Cintra is 3,552,628 thousand euros;

all estimated and based on the accounting records, at 1 January 2009, of Ferrovial and of the other companies participating in the simplified merger which is submitted to the General Shareholders’ Meeting as item one of the agenda.

(VI)	EFFECTIVE DATE FOR EXCHANGED SHARES TO HAVE THE RIGHT TO PARTICIPATE IN CORPORATE PROFITS

Shares issued by Cintra pursuant to the capital increase and, where applicable, treasury shares delivered in exchange shall confer upon their new owners the right to participate in Cintra profits obtained from 1 January 2009.

Previously existing Cintra shares and those delivered or issued pursuant to the exchange shall participate equally in distributions made after filing of the merger public deed with the Mercantile Registry, in proportion to the nominal value of each share.

(VII)	DATE OF ACCOUNTING EFFECTS OF THE SIMPLIFIED MERGER

The date as of which the operations of Ferrovial will be treated for accounting purposes as carried out on behalf of Cintra has been established as 1 January 2009.

The backdating of accounts so determined is in conformity with the Spanish General Chart of Accounts approved by Royal Decree 1514/2007 of 16 November.

(VIII)	ACCESSORY BENEFITS AND SPECIAL RIGHTS

No accessory benefits exist in Ferrovial.

Ferrovial likewise has no special shares or special rights apart from the shares, except those corresponding to beneficiaries (workers, directors and officers of the companies of the Ferrovial Group) of Ferrovial stock option plans. After the merger, Cintra shall succeed Ferrovial as the entity obliged in relation to these plans. Option rights over Ferrovial shares shall automatically convert to option rights over Cintra shares, under the terms resulting from the exchange ratio established in this Project. All references to Ferrovial in the said option plans shall be understood to refer to Cintra from the date of entry of the merger in the Companies Register. Ferrovial currently has no treasury shares affected by the aforementioned stock option plans.

Cintra shares delivered to Ferrovial shareholders by virtue of the merger envisaged in this Project shall not grant their owners special rights of any kind.

(IX)	DATES OF THE MERGER BALANCE SHEETS AND THE ANNUAL FINANCIAL STATEMENTS OF THE COMPANIES INVOLVED IN THE MERGER

The balance sheets of Cintra and Ferrovial at 30 April 2009 will be taken as the merger balance sheets for the purposes of article 36.1 of the Structural Modifications Act. These balance sheets were prepared respectively on 29 and 28 July 2009 by the respective Boards of Directors and have been verified by the account auditors of each of the companies.

Pursuant to article 31.10 of the Structural Modifications Act, it is hereby placed on record that the annual financial statements of the companies concerned in the merger as at and for the years ended 31 December 2006, 2007 and 2008 were taken into consideration to determine the terms and conditions of the merger.

The aforementioned merger balance sheets and annual financial statements were made available to the shareholders, bondholders and holders of special rights, and to the representatives of the employees, together with the remaining documents referred to in article 39.1 of the Structural Modifications Act at the time of publication of notice of this General Meeting of the Shareholders.

(X)	BENEFITS GRANTED TO DIRECTORS AND TO THE INDEPENDENT EXPERT

Neither the directors of Cintra and Ferrovial nor the independent expert involved in the process will not receive any special benefits from either of the companies concerned in the merger.

(XI)	IMPACT ON JOBS, GENDER AND CORPORATE SOCIAL RESPONSIBILITY

(i)	Possible job-related consequences of the merger

The present merger is a part of a complex integration operation, which includes the “subsidiarisation” of Cintra’s equity, by virtue of which CITRA will segregate and transmit its assets and liabilities in block to a wholly owned vehicle (Cintra Infraestructuras, S.A.U.). Such “subsidiarisation” is justified, among other reasons, by the intention of maintaining, once the integration of Cintra and Ferrovial is completed, an autonomous company structure, with full  availability of resources, which will allow Cintra Infraestructuras, S.A.U. to continue tendering for projects that constitute the object of what today is Cintra’s business. Accordingly, by virtue of the segregation, Cintra Infraestructuras, S.A.U. will assume and maintain in its entirety the organisation and the current human and material resources of Cintra, as well as the policies and procedures that the company has hitherto applied to manage personnel.

Furthermore, Cintra, as the absorbing company in the present merger, will act as the parent company of the Ferrovial Group, head of its various businesses and company traded in the stock markets, requiring the human resources that currently form the organisation and personnel of Ferrovial, which it shall assume in full, to attend to all of these duties. In accordance with article 44 of the Spanish Workers Statute, which regulates cases of company succession, Cintra will be subrogated to the employment rights and obligations of Ferrovial’s employees.

The companies participating in the merger will comply with obligations to report and, as applicable, to consult the legal representatives of the employees of each company concerned, as provided in Spanish employment legislation. The merger proposed will also be reported to the applicable government agencies, and in particular to the General Treasury of Social Security.

Accordingly, it is considered that the merger will not have any negative job-related impact.

(ii)	Gender impact in the governing bodies

No changes of special importance in terms of gender distribution are expected with regard to the structure of the governing body of the company resulting from the merger. Furthermore, the merger will not change the policy that has hitherto governed these matters both in Cintra and in Ferrovial.

(iii)	Impact of the merger on corporate social responsibility

Pursuant to the Regulations for the Boards of Directors of Cintra and Ferrovial, the respective Boards are responsible for approving each company’s policy in this regard and assuring compliance with the principles and social responsibility commitments voluntarily accepted by each company. These principles and commitments are included in the Code of Business Ethics approved in 2004 by the Board of Directors of FERROVIAL and are also applicable to Cintra. Furthermore, Cintra and Ferrovial signed up to the United Nations Global Compact on these matters in 2005 and 2002 respectively. Both companies have expressly accepted the principles contained in the said Pact as the standard for corporate responsibility in the activities of the companies of the Ferrovial Group worldwide.

Consequently the company resulting from the merger will not vary the current corporate social responsibility policy as a consequence of the merger, taking into account that this is considered a strategic function related to the sustainability, competitiveness and reputation of the Ferrovial Group, the objective of which is to create long term value for all stakeholders, including those of the group companies.”

POINT 3 ON THE AGENDA:

3.
APPROVAL, WHERE APPROPRIATE, OF THE RESOLUTIONS SUBMITTED TO THE GENERAL SHAREHOLDERS’ MEETING OF CINTRA CONCESIONES DE INFRAESTRUCTURAS DE TRANSPORTE, S.A., WHICH WILL BECOME VALID AND BINDING ONCE THE MERGER BETWEEN THE TWO COMPANIES IS DULY REGISTERED, EXCEPT FOR THE MOTION PROVIDED IN POINT 3.19, WHICH SHALL BE IMMEDIATELY EFFECTIVE.

3.1.	REMOVAL OF THE CURRENT BOARD OF DIRECTORS OF CINTRA CONCESIONES DE INFRAESTRUCTURAS DE TRANSPORTE, S.A.

3.2.	RESOLUTION TO DETERMINE THE NUMBER OF MEMBERS TO SIT ON THE BOARD OF DIRECTORS OF CINTRA CONCESIONES DE INFRAESTRUCTURAS DE TRANSPORTE, S.A.

3.3.	APPOINTMENT OF MR. RAFAEL DEL PINO Y CALVO-SOTELO AS BOARD MEMBER FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

3.4.	APPOINTMENT OF MR. JOSÉ MARÍA PÉREZ TREMPS AS BOARD MEMBER FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

3.5.	APPOINTMENT OF MR. SANTIAGO BERGARECHE BUSQUET AS BOARD MEMBER FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

3.6.	APPOINTMENT OF MR. JAIME CARVAJAL URQUIJO AS BOARD MEMBER FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

3.7.	APPOINTMENT OF PORTMAN BAELA, S.L. AS BOARD MEMBER FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

3.8.	APPOINTMENT OF MR. JUAN ARENA DE LA MORA AS BOARD MEMBER FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

3.9.	APPOINTMENT OF MR. SANTIAGO EGUIDAZU MAYOR AS BOARD MEMBER FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

3.10.	APPOINTMENT OF MR. JOAQUÍN AYUSO GARCÍA AS BOARD MEMBER FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

3.11.	APPOINTMENT OF MR. GABRIELE BURGIO AS BOARD MEMBER FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

3.12.	APPOINTMENT OF MS. MARÍA DEL PINO Y CALVO-SOTELO AS BOARD MEMBER FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

3.13.	APPOINTMENT OF MR. SANTIAGO FERNÁNDEZ VALBUENA AS BOARD MEMBER FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

3.14.	APPOINTMENT OF MR. IÑIGO MEIRÁS AMUSCO AS BOARD MEMBER FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

3.15.	APPOINTMENT OF MR. JOSÉ FERNANDO SÁNCHEZ-JUNCO MANS AS BOARD MEMBER FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

3.16.	CALCULATION OF THE TOTAL REMUNERATION PAYABLE TO THE BOARD OF DIRECTORS OF CINTRA CONCESIONES DE INFRAESTRUCTURAS DE TRANSPORTE, S.A.

3.17.	AUTOMATIC REVIEW OF THE AMOUNT ESTABLISHED UNDER ITEM 3.16 ABOVE.

3.18.	POWERS TO BE CONFERRED UPON THE BOARD OF DIRECTORS OF CINTRA CONCESIONES DE INFRAESTRUCTURAS DE TRANSPORTE, S.A. TO INCREASE THE

SHARE CAPITAL OF SAID COMPANY BY UP TO 73 MILLION EUROS, PURSUANT TO ARTICLE 153.1 B) OF THE SPANISH PUBLIC LIMITED COMPANIES ACT (LEY DE SOCIEDADES ANÓNIMAS) AND, WHERE APPLICABLE, TO REMOVE THE PRE-EMPTIVE SUBSCRIPTION RIGHT IN ACCORDANCE WITH ARTICLE 159.2 OF THE SAME ACT.

3.19.
POWERS TO BE CONFERRED UPON THE BOARD OF DIRECTORS OF CINTRA CONCESIONES DE INFRAESTRUCTURAS DE TRANSPORTE, S.A. TO ISSUE SIMPLE AND/OR CONVERTIBLE DEBENTURES, BONDS, PROMISSORY NOTES AND OTHER FIXED-INTEREST SECURITIES AS WELL AS WARRANTS AND PREFERENCE SHARES. FIXING OF THE CRITERIA TO DETERMINE THE BASES AND TYPES OF CONVERSION AND/OR EXCHANGE AND/OR EXERCISE AND AUTHORIZATION OF THE BOARD OF DIRECTORS TO INCREASE THE SHARE CAPITAL BY THE NECESSARY AMOUNT AND TO EXCLUDE THE PREFERENTIAL SUBSCRIPTION RIGHT OF THE SHAREHOLDERS. AUTHORIZATION FOR THE COMPANY TO GUARANTEE SECURITIES ISSUES BY ITS AFFILIATES.

3.20.
AUTHORISATION FOR CINTRA CONCESIONES DE INFRAESTRUCTURAS DE TRANSPORTE, S.A. TO ACQUIRE TREASURY SHARES IN ACCORDANCE WITH THE TERMS OF ARTICLE 75 AND RELATED SECTIONS OF THE SPANISH PUBLIC LIMITED COMPANIES ACT AND TO MAKE USE OF SUCH UNDER EMPLOYEE REMUNERATION SCHEMES.

Justification and advisability of the proposal:

It is projected that the General Meeting of Shareholders of Cintra Concesiones de Infraestructuras de Transporte, S.A., which must make a decision regarding the Inverse Merger, will subsequently approve other resolutions that will govern specific aspects of the new company as of the date that the Inverse Merger takes effect. More specifically, the following is submitted for consideration by the shareholders: (a) dissolution of the current Board of Directors of Cintra Concesiones de Infraestructuras de Transporte, S.A.; (b) fixing of the number of Board members; (c) appointment of new directors; (d) fixing of the total amount of remuneration of the Board of Directors; (e) automatic review of said amount; (f) conferring powers upon the Board of Directors to increase the company’s share capital in accordance with article 153.1.b) of the Spanish Companies Act; (g) conferring powers upon the Board to issue debentures, bonds, promissory notes and other fixed-interest securities as well as warrants and preference shares; and (h) authorisation to acquire treasury shares in accordance with article 75 and concordant articles of the Spanish Companies Act and apply them to the performance of remuneration agreements.

Being as such resolutions pertain directly to Cintra Concesiones de Infraestructuras de Transporte, S.A., it clear that they must be made by the Board of Directors of said company. That being said, Ferrovial, as the absorbed company, will cease to exist and its shareholders shall become shareholders of Cintra Concesiones de Infraestructuras de Transporte, S.A. As of that moment, as shareholders of Cintra Concesiones de Infraestructuras de Transporte, S.A., they will be affected just as much by these resolutions, insofar as they are still in effect. As such, the Board of Directors of Ferrovial must also voice its opinion these resolutions and approve them, where relevant.

As is mandatory, the resolutions in points 3.18 and 3.19 were the subject of a report by the Board of Directors of Cintra Concesiones de Infraestructuras de Transporte, S.A. These reports were also made available to the shareholders of Ferrovial upon publication of the notice for the General Meeting.

Proposed resolutions:

3.1.	DISSOLUTION OF THE CURRENT BOARD OF DIRECTORS OF CINTRA CONCESIONES DE INFRAESTRUCTURAS DE TRANSPORTE, S.A.

“To approve, as appropriate, the dissolution of the Board of Directors of Cintra Concesiones de Infraestructuras de Transporte, S.A.

This resolution shall be subject to the registration of the public instrument formalising the merger between Cintra Concesiones de Infraestructuras de Transporte, S.A. and Grupo Ferrovial, S.A. in the Madrid Companies Register and shall effect as of that moment.”

3.2.	FIXING THE NUMBER OF MEMBERS OF THE BOARD OF DIRECTORS OF CINTRA CONCESIONES DE INFRAESTRUCTURAS DE TRANSPORTE, S.A.

“To approve, as appropriate, the fixing of the number of members of the Board of Directors of Cintra Concesiones de Infraestructuras de Transporte, S.A. in thirteen (13) in accordance with article 41 of the new bylaws approved for the company, where appropriate, pursuant to the resolution adopted under 2.4 above in the second point on the agenda as part of the provisions of the Joint Inverse Merger Project.

This resolution shall be subject to the registration of the public instrument formalising the merger between Cintra Concesiones de Infraestructuras de Transporte, S.A. and Grupo Ferrovial, S.A. in the Madrid Companies Register and shall effect as of that moment.”

3.3.	APPOINTMENT OF MR. RAFAEL DEL PINO Y CALVO-SOTELO AS A DIRECTOR FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

“To approve, as appropriate, the appointment of Mr. Rafael del Pino y Calvo-Sotelo as a director of Cintra Concesiones de Infraestructuras de Transporte, S.A. for the bylaw-mandated three-year period.

This resolution shall be subject to the registration of the public instrument formalising the merger between Cintra Concesiones de Infraestructuras de Transporte, S.A. and Grupo Ferrovial, S.A. in the Madrid Companies Register and shall effect as of that moment.”

3.4.	APPOINTMENT OF MR. JOSÉ MARÍA PÉREZ TREMPS AS BOARD MEMBER FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

“To approve, as appropriate, the appointment of Mr. José María Pérez Tremps as a director of Cintra Concesiones de Infraestructuras de Transporte, S.A. for the bylaw-mandated three-year period.

This resolution shall be subject to the registration of the public instrument formalising the merger between Cintra Concesiones de Infraestructuras de Transporte, S.A. and Grupo Ferrovial, S.A. in the Madrid Companies Register and shall effect as of that moment.”

3.5.	APPOINTMENT OF MR. SANTIAGO BERGARECHE BUSQUET AS BOARD MEMBER FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

“To approve, as appropriate, the appointment of Mr. Santiago Bergareche Busquet as a director of Cintra Concesiones de Infraestructuras de Transporte, S.A. for the bylaw-mandated three-year period.

This resolution shall be subject to the registration of the public instrument formalising the merger between Cintra Concesiones de Infraestructuras de Transporte, S.A. and Grupo Ferrovial, S.A. in the Madrid Companies Register and shall effect as of that moment.”

3.6.	APPOINTMENT OF MR. JAIME CARVAJAL URQUIJO AS BOARD MEMBER FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

“To approve, as appropriate, the appointment of Mr. Jaime Carvajal Urquijo as a director of Cintra Concesiones de Infraestructuras de Transporte, S.A. for the bylaw-mandated three-year period.

This resolution shall be subject to the registration of the public instrument formalising the merger between Cintra Concesiones de Infraestructuras de Transporte, S.A. and Grupo Ferrovial, S.A. in the Madrid Companies Register and shall effect as of that moment.”

3.7.	APPOINTMENT OF PORTMAN BAELA, S.L. AS BOARD MEMBER FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

“To approve, as appropriate, the appointment of Portman Baela, S.L. as a director of Cintra Concesiones de Infraestructuras de Transporte, S.A. for the bylaw-mandated three-year period.

This resolution shall be subject to the registration of the public instrument formalising the merger between Cintra Concesiones de Infraestructuras de Transporte, S.A. and Grupo Ferrovial, S.A. in the Madrid Companies Register and shall effect as of that moment.”

3.8.	APPOINTMENT OF MR. JUAN ARENA DE LA MORA AS BOARD MEMBER FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

“To approve, as appropriate, the appointment of Mr. Juan Arena de la Mora as a director of Cintra Concesiones de Infraestructuras de Transporte, S.A. for the bylaw-mandated three-year period.

This resolution shall be subject to the registration of the public instrument formalising the merger between Cintra Concesiones de Infraestructuras de Transporte, S.A. and Grupo Ferrovial, S.A. in the Madrid Companies Register and shall effect as of that moment.”

3.9.	APPOINTMENT OF MR. SANTIAGO EGUIDAZU MAYOR AS BOARD MEMBER FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

“To approve, as appropriate, the appointment of Mr. Santiago Eguidazu Mayor as a director of Cintra Concesiones de Infraestructuras de Transporte, S.A. for the bylaw-mandated three-year period.

This resolution shall be subject to the registration of the public instrument formalising the merger between Cintra Concesiones de Infraestructuras de Transporte, S.A. and Grupo Ferrovial, S.A. in the Madrid Companies Register and shall effect as of that moment.”

3.10.	APPOINTMENT OF MR. JOAQUÍN AYUSO GARCÍA AS BOARD MEMBER FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

“To approve, as appropriate, the appointment of Mr. Joaquín Ayuso García as a director of Cintra Concesiones de Infraestructuras de Transporte, S.A. for the bylaw-mandated three-year period.

This resolution shall be subject to the registration of the public instrument formalising the merger between Cintra Concesiones de Infraestructuras de Transporte, S.A. and Grupo Ferrovial, S.A. in the Madrid Companies Register and shall effect as of that moment.”

3.11.	APPOINTMENT OF MR. GABRIELE BURGIO AS BOARD MEMBER FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

“To approve, as appropriate, the appointment of Mr. Gabriele Burgio as a director of Cintra Concesiones de Infraestructuras de Transporte, S.A. for the bylaw-mandated three-year period.

This resolution shall be subject to the registration of the public instrument formalising the merger between Cintra Concesiones de Infraestructuras de Transporte, S.A. and Grupo Ferrovial, S.A. in the Madrid Companies Register and shall effect as of that moment.”

3.12.	APPOINTMENT OF MS. MARÍA DEL PINO Y CALVO-SOTELO AS BOARD MEMBER FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

“To approve, as appropriate, the appointment of Ms. María del Pino y Calvo-Sotelo as a director of Cintra Concesiones de Infraestructuras de Transporte, S.A. for the bylaw-mandated three-year period.

This resolution shall be subject to the registration of the public instrument formalising the merger between Cintra Concesiones de Infraestructuras de Transporte, S.A. and Grupo Ferrovial, S.A. in the Madrid Companies Register and shall effect as of that moment.”

3.13.	APPOINTMENT OF MR. SANTIAGO FERNÁNDEZ VALBUENA AS BOARD MEMBER FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

“To approve, as appropriate, the appointment of Mr. Santiago Fernández Valbuena as a director of Cintra Concesiones de Infraestructuras de Transporte, S.A. for the bylaw-mandated three-year period.

This resolution shall be subject to the registration of the public instrument formalising the merger between Cintra Concesiones de Infraestructuras de Transporte, S.A. and Grupo Ferrovial, S.A. in the Madrid Companies Register and shall effect as of that moment.”

3.14.	APPOINTMENT OF MR. IÑIGO MEIRÁS AMUSCO AS BOARD MEMBER FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

“To approve, as appropriate, the appointment of Mr. Iñigo Meirás Amusco as a director of Cintra Concesiones de Infraestructuras de Transporte, S.A. for the bylaw-mandated three-year period.

This resolution shall be subject to the registration of the public instrument formalising the merger between Cintra Concesiones de Infraestructuras de Transporte,

S.A. and Grupo Ferrovial, S.A. in the Madrid Companies Register and shall effect as of that moment.”

3.15.	APPOINTMENT OF MR. JOSÉ FERNANDO SÁNCHEZ-JUNCO MANS AS BOARD MEMBER FOR THE BYLAW-MANDATED THREE-YEAR PERIOD.

 “To approve, as appropriate, the appointment of Mr. José Fernando Sánchez-Junco Mans as a director of Cintra Concesiones de Infraestructuras de Transporte, S.A. for the bylaw-mandated three-year period.

This resolution shall be subject to the registration of the public instrument formalising the merger between Cintra Concesiones de Infraestructuras de Transporte, S.A. and Grupo Ferrovial, S.A. in the Madrid Companies Register and shall effect as of that moment.”

3.16.	FIXING THE TOTAL AMOUNT OF REMUNERATION OF THE BOARD OF DIRECTORS OF CINTRA CONCESIONES DE INFRAESTRUCTURAS DE TRANSPORTE, S.A.

“To approve, as appropriate, the fixing the total gross annual amount and sum of the statutory remuneration of the Board of Directors of Cintra Concesiones de Infraestructuras de Transporte, S.A. at 1,772,727 (one million seven hundred and seventy two thousand seven hundred and twenty seven euros) for the period from 1 January to 31 December 2009.

The aforementioned amount constitutes the statutory remuneration of the Company Board of Directors based on the current number of members (13) and, therefore, if that number is increased or reduced, it shall be adjusted accordingly based on the period for which the incoming and outgoing Directors have held office.

This resolution shall be subject to the registration of the public instrument formalising the merger between Cintra Concesiones de Infraestructuras de Transporte, S.A. and Grupo Ferrovial, S.A. in the Madrid Companies Register and shall effect as of that moment.”

3.17.	AUTOMATIC REVIEW OF THE AMOUNT SET IN POINT 3.16 ABOVE.

“To approve, as appropriate, the determination of the amount fixed in the preceding point for 2009 and successive years (or the amount resulting from changes in the number of Board members of Cintra Concesiones de Infraestructuras de Transporte, S.A., as established in the same point), such amount shall be reviewed automatically based on the change in the year-on-year change in the Consumer Price Index (General National Index) in the month of December of each year, as published by the Spanish National Statistical Institute (www.ine.es).

This resolution shall be subject to the registration of the public instrument formalising the merger between Cintra Concesiones de Infraestructuras de Transporte,

S.A. and Grupo Ferrovial, S.A. in the Madrid Companies Register and shall effect as of that moment.”

3.18.
POWERS TO BE CONFERRED UPON THE BOARD OF DIRECTORS OF CINTRA CONCESIONES DE INFRAESTRUCTURAS DE TRANSPORTE, S.A. TO INCREASE THE SHARE CAPITAL OF SAID COMPANY BY UP TO 73 MILLION EUROS, PURSUANT TO ARTICLE 153.1 B) OF THE SPANISH PUBLIC LIMITED COMPANIES ACT (LEY DE SOCIEDADES ANÓNIMAS) AND, WHERE APPLICABLE, TO REMOVE THE PRE-EMPTIVE SUBSCRIPTION RIGHT IN ACCORDANCE WITH ARTICLE 159.2 OF THE SAME ACT.

“To approve, as appropriate, the authorisation of the Board of Directors of Cintra Concesiones de Infraestructuras de Transporte, S.A. to increase share capital in accordance with article 153.1.b) of the Spanish Companies Act, subject to the following conditions:

1.
Delegation of the power to increase share capital: The Board of Directors of Cintra Concesiones de Infraestructuras de Transporte, S.A. is hereby authorised to increase share capital on one or more occasions and at any time within a period of five years from the date of approval of this resolution, where appropriate, by the General Meeting of the Shareholders up to a maximum amount of 73 million (€ 73,000,000) by issuing new ordinary or preference shares, or new shares of any other type permitted by Law, including redeemable shares, with or without share premium, with or without voting rights, consisting of the equivalent value in cash contributions. The Board of Directors may set the terms and conditions for the share capital increase and freely offer new shares that may not be subscribed within the period or periods for the exercise of the preferential subscription right. The Board of Directors of said company is further authorised in the event of incomplete subscription to establish the share capital increase exclusively for the amount of the shares actually subscribed and to amend the wording of the article of the bylaws referring to share capital.

2.
Delegation of the power to exclude the preferential subscription right: The Board of Directors of Cintra Concesiones de Infraestructuras de Transporte, S.A. is hereby authorised to exclude, either in whole or in part, the preferential subscription rights of shareholders in relation to the issue of shares subject to this delegation of powers, in accordance with article 159.2 and concordant articles of the Spanish Companies Act, where necessary in the interest of said company and given compliance with all other applicable legal requirements. In any event, if the Board decides to exclude the preferential subscription right in relation to any given issue of shares that may eventually be decided in accordance with this authorisation, it shall at the same time issue a report detailing the specific reasons of corporate interest justifying such measures, which shall be accompanied by the pertinent report by the Company’s Auditor referred to in article 159.2 of the Spanish Companies Act. These reports shall be made available to the shareholders and communicated at the first General Meeting of the Shareholders to be held after the resolution to issue shares.

3.
Listing of the shares: The Board of Directors of Cintra Concesiones de Infraestructuras de Transporte, S.A. is hereby authorised to seek a listing for the new shares issued on the Madrid, Bilbao, Valencia and Barcelona stock exchanges via the Stock Market Interconnection System (Continuous Market), and on any foreign stock exchanges on which the shares of said company may be quoted, where appropriate. The Board is further authorised to undertake all necessary procedures and actions to obtain a listing before the competent authorities for the Spanish and foreign stock markets.

This authorisation replaces that agreed at the General Meeting of the Shareholders of Cintra Concesiones de Infraestructuras de Transporte, S.A. held on 27 March 2007, leaving it without effect for the part not used.

This resolution shall be subject to the registration of the public instrument formalising the merger between Cintra Concesiones de Infraestructuras de Transporte, S.A. and Grupo Ferrovial, S.A. in the Madrid Companies Register and shall effect as of that moment.”

3.19.
POWERS TO BE CONFERRED UPON THE BOARD OF DIRECTORS OF CINTRA CONCESIONES DE INFRAESTRUCTURAS DE TRANSPORTE, S.A. TO ISSUE SIMPLE AND/OR CONVERTIBLE DEBENTURES, BONDS, PROMISSORY NOTES AND OTHER FIXED-INTEREST SECURITIES AS WELL AS WARRANTS AND PREFERENCE SHARES. FIXING OF THE CRITERIA TO DETERMINE THE BASES AND TYPES OF CONVERSION AND/OR EXCHANGE AND/OR EXERCISE AND AUTHORIZATION OF THE BOARD OF DIRECTORS TO INCREASE THE SHARE CAPITAL BY THE NECESSARY AMOUNT AND TO EXCLUDE THE PREFERENTIAL SUBSCRIPTION RIGHT OF THE SHAREHOLDERS. AUTHORIZATION FOR THE COMPANY TO GUARANTEE SECURITIES ISSUES BY ITS AFFILIATES.

“To approve, as appropriate, the authorisation of the Board of Directors of Cintra Concesiones de Infraestructuras de Transporte, S.A., pursuant to the general regime governing the issue of bonds and article 319 of the Companies Registry Regulations, and in accordance with articles 153.1 b) and 293.3 of the Spanish Companies Act, either directly or via its affiliates, where appropriate with the guarantee of Cintra Concesiones de Infraestructuras de Transporte, S.A., to issue fixed-interest securities that may be either simple or convertible into shares of Cintra Concesiones de Infraestructuras de Transporte, S.A., or companies forming part of its group and/or exchangeable securities and/or warrants over newly issued shares or shares in circulation of Cintra Concesiones de Infraestructuras de Transporte, S.A., or of any other company, whether or not a part of its group, in accordance with the following conditions:

1.
Securities for issue: The securities that the Board is authorised to issue may be debentures, bonds, promissory notes or other fixed interest securities of a similar nature, whether simple or, in the case of obligations and bonds, convertible into shares of Cintra Concesiones de Infraestructuras de Transporte, S.A. or

of any other companies forming part of its group, and/or exchangeable for shares of Cintra Concesiones de Infraestructuras de Transporte, S.A. or any other company, whether or not part of its group, as well as warrants over newly issued shares or shares in circulation of Cintra Concesiones de Infraestructuras de Transporte, S.A. or of any other company, whether or not part of its group, and preference shares.

2.	Period of authorisation: The securities may be issued on one or more occasions at any time within a maximum period of five years as from the date of adoption of this resolution.

3.
Maximum amount of the authorisation: The total amount of the securities issue or issues agreed under this authorisation, together with other issues already in circulation at the time the same may be used, shall not exceed a maximum amount of 75% of the shareholders’ equity of Cintra Concesiones de Infraestructuras de Transporte, S.A. at that time as reflected in the last balance sheet approved.

The aforementioned limit shall not apply to issues of promissory notes and preference shares, which shall be governed by the specific terms and conditions applicable to the same. In any event, the outstanding balance of each at any time shall not exceed 25% of the shareholders’ equity of the company as reflected in the last balance sheet approved. These limits are independent of the preceding limit.

4.
Scope of authorisation: By way of illustration but without limitation, it shall be a matter for the Board of Directors, using the powers delegated in accordance with this resolution, to determine the following for each issue:

(i)	the amount, within the aforementioned overall quantitative limit;

(ii)	the place of the issue, whether in Spain or abroad, the currency and, if it is a foreign currency, the equivalent value in euros;

(iii)	the denomination of the issue, whether bonds or debentures (including subordinated securities), warrants or any other such permitted by Law;

(iv)
the date or dates of the issue, the number of securities and, where appropriate, the face value thereof, which shall not be less than the par value of the shares in the case of convertible and/or exchangeable securities;

(v)	the interest rate and the dates and procedure for payment of the coupon;

(vi)	in the case of warrants, the amount and, where appropriate, the calculation formula of the premium and exercise price;

(vii)	the nature of the securities as perpetual or repayable, and in the latter case the term and maturity date;

(viii)	the timing of conversion and/or exchange;

(ix)	the terms of repayment or redemption;

(x)	the reimbursement rate, premiums and lots;

(xi)	the guarantees;

(xii)	the manner of representation, whether by securities or book entries;

(xiii)	preferential subscription rights and, where appropriate, the subscription regime;

(xiv)	anti-dilution mechanisms;

(xv)	applicable legislation, whether Spanish or foreign;

(xvi)
any requests, where appropriate, for listing on official or over-the-counter secondary markets, whether organised or otherwise, in Spain or abroad, of the securities issued, with the requirements established by prevailing legislation in each case and, in general, any other terms and conditions of the issue; and

(xvii)	appointment of the Commissioner and approval of the basic rules governing legal relations between the issuer and any Syndicate of holders of the securities issued that may exist, where appropriate.

5.
Bases and types of conversion and/or exchange of debentures and bonds: In the case of the issue of convertible and/or exchangeable debentures or bonds, it is hereby resolved to established the following criteria for the purposes of determining the bases and types of conversion and/or exchange:

(i)
The securities issued in accordance with this resolution shall be convertible into new shares of Cintra Concesiones de Infraestructuras de Transporte, S.A. or companies of its group and/or exchangeable for shares in circulation either of Cintra Concesiones de Infraestructuras de Transporte, S.A. or of any other company, whether or not forming part of its group. The Board of Directors shall have the power to determine whether or not the securities are convertible and/or exchangeable, to determine whether the same are necessarily or voluntarily convertible and/or exchangeable, and where conversion and/or exchange is voluntary whether it shall be at the discretion of the holder or of the issuer with the frequency and over the term established in the issue resolution, which shall not exceed twenty (20) years as from the date of the issue.

(ii)	In the case of convertible or exchangeable issues, the Board may also reserve the right of the issuer to opt at any time for conversion into new shares or for exchange for issued shares, specifying the nature of the shares to be delivered at the time the conversion or exchange is effected. The Board may also opt to deliver a combination of new shares and existing shares. In any event, the issuer shall respect equal treatment of all holders of fixed interest securities converted and/or exchanged on the same date.

(iii)	The conversion and/or exchange ratio may be either fixed or variable.

Where the issue involves a conversion and/or exchange ratio, the fixed interest securities shall be valued at their nominal amount and the shares at the fixed rate of exchange determined in the resolution adopted by the Board of Directors under this authorisation, or at the rate that may be determined on the date or dates indicated in the resolution of the Board, based on the share price of Cintra Concesiones de Infraestructuras de Transporte, S.A. as quoted on the stock exchange on the date(s) or over the period(s) taken as a reference in the said resolution. In any event, the share price for the purposes of conversion or exchange shall not be less than the higher of (i): the arithmetic average of the closing prices for shares of Cintra Concesiones de Infraestructuras de Transporte, S.A. in the Continuous Market over the period established by the Board of Directors, which shall not be longer than three months or shorter than fifteen days prior to the date at which the Board, using this authorisation, may approve the issue of fixed interest securities; and (ii) the closing price of the shares on the Continuous Market on the day immediately prior to the adoption of the said issue resolution. In the case of conversion into or exchange for the shares of another company, the same rules shall apply insofar as they are appropriate, adapted as necessary, where appropriate, but referring, as applicable, to the share price of such company in the relevant market.

In the event that it may be resolved to issue debentures or bonds with a variable conversion and/or exchange ratio, the price of the shares for the purposes of conversion and/or exchange shall be the arithmetic average of the closing prices of shares of Cintra Concesiones de Infraestructuras de Transporte, S.A on the Continuous Market over the period determined by the Board of Directors, which shall not be longer than three months or shorter than five days prior to the conversion and/or exchange date, with a premium or, where appropriate, a discount on the said share price. The premium or discount may be different for each conversion and/or exchange date for each issue (or, where applicable, for each tranche of an issue), but if a discount on the share price is established the same may not exceed 30%. In the case of conversion into or exchange for the shares of another company, the same rules shall apply insofar as they are appropriate, adapted as necessary, where appropriate, but referring, as applicable, to the share price of such company in the relevant market.

(iv)
Upon conversion and/or exchange, any fractions of shares that it may be necessary to deliver to the holders of the fixed interest securities shall be rounded by default to the nearest immediately lower whole number, and each holder shall receive a cash payment in respect of any difference that may arise in such circumstances.

(v)
In accordance with article 292.3 of the Spanish Companies Act, debentures or bonds shall not be converted into shares where the nominal value of the former is less than the par value of the latter. Likewise, convertible debentures shall not be issued for an amount less than their nominal value, and the value of the shares shall not, under any circumstances, be less than par.

(vi)
When an issue of convertible and/or exchangeable debentures or bonds is approved in accordance with the authorisation contained in this resolution, the Board of Directors shall issue a Directors’ report, setting out and describing the bases and types of conversion specifically applicable to that issue based on the criteria set forth above. This report shall be accompanied by the pertinent report from the auditors referred to in article 292 of the Spanish Companies Act. These reports shall be made available to the shareholders and, where appropriate, to the holders of convertible and/or exchangeable fixed interest securities and/or warrants, and they shall be communicated at the first General Meeting of the Shareholders to be held after the resolution to issue shares.

6.
Bases and types of exercise for warrants: It is hereby agreed to establish the following criteria for the case of warrants issues, to which the provisions established in the Spanish Companies Act for issues of convertible debentures shall apply by analogy for the purpose of determining the bases and types of exercise:

(i)
The warrants issued under this resolution may confer the right to subscribe new shares and/or to acquire issued shares of Cintra Concesiones de Infraestructuras de Transporte, S.A. or of any other company. The Board of Directors is authorised to determine whether the warrants confer the right to subscribe new shares or to acquire issued shares, or a combination of the two.

(ii)	The period for the exercise of the securities issued shall be determined by the Board and shall not exceed fifteen (15) years from the date of issue.

(iii)
The exercise price of the warrants shall be as determined by the Board of Directors in the issue resolution, or it shall be determined on the date or dates indicated in the resolution of the Board based on the share price of Cintra Concesiones de Infraestructuras de Transporte, S.A. on the date(s) or over the period(s) established as a reference in the said resolution. The exercise price may be variable based on the moment at which the warrant is exercised. In any event, the share price taken into consideration shall not be less than the higher of (i): the arithmetic average of the closing prices for the shares of Cintra Concesiones de Infraestructuras de Transporte, S.A. in the Continuous Market over the period established by the Board of Directors, which shall not be longer than three months or shorter than fifteen days prior to the date at which the Board adopts the resolution to issue the warrants; and (ii) the closing price of the shares on the Continuous Market on the day immediately prior to the adoption of the said issue resolution.

The sum of the premium or premiums paid for each warrant and the exercise price shall not under any circumstances be less than the quoted price of the shares of Cintra Concesiones de Infraestructuras de Transporte, S.A. calculated in accordance with the rules established in the preceding paragraph, or less than the par value of the shares of Cintra Concesiones de Infraestructuras de Transporte, S.A.

In the case of warrants conferring the right to subscribe or acquire the shares of another company (whether or not belonging to the group), the same rules shall apply insofar as they are appropriate, adapted as necessary, where appropriate, but referring, as applicable, to the share price of such company in the relevant market.

(iv)
When an issue of warrants is approved in accordance with the authorisation contained in this resolution, the Board of Directors shall issue a Directors’ report, setting out and describing the bases and types of exercise specifically applicable to that issue based on the criteria set forth above. This report shall be accompanied by the pertinent report from the auditors referred to in article 292 of the Spanish Companies Act. These reports shall be made available to the shareholders and, where appropriate, to the holders of convertible and/or exchangeable fixed interest securities and/or warrants, and they shall be communicated at the first General Meeting of the Shareholders to be held after the resolution to issue shares.

7.
Other powers delegated to the Board: The authorisation to issue convertible and/or exchangeable debentures or bonds, as well as warrants, shall include, by way of illustration but not limited to, the following powers:

a)
The power to increase share capital by the amount necessary to meet applications for the conversion of convertible securities or the exercise of warrants over new share issues. This power may only be exercised to the extent that the Board does not exceed the threshold of half of share capital established by article 153.1 b) of the Spanish Companies Act between the capital increase to cover the issue of convertible debentures or bonds or the exercise of warrants over new shares issues and any remaining share capital increases approved in accordance with the authorisations conferred by the Shareholders’ Meeting. This authorisation to increase share capital includes the power to place in circulation, in one or more issues, the shares necessary to carry out the conversion of securities or exercise of warrants, and to amend the article of the Company’s bylaws concerning the share capital amount and, where applicable, to cancel the part of such share capital issue that may not be required for the purposes of conversion into shares or the exercise of warrants.

b)
The power to exclude the preferential subscription rights of shareholders, in accordance with article 293.3 of the Spanish Companies Act, where necessary to raise the necessary funds on domestic or international financial markets, or where the corporate interest may otherwise so require. In any event, if the Board decides to exclude the preferential subscription right in relation to any given issue of convertible debentures or bonds, or of warrants over newly issued shares that may eventually be decided in accordance with this authorisation, it shall at the same time issue a report detailing the specific reasons of corporate interest justifying such measures, which shall be accompanied by the pertinent report by the Company’s Auditor referred to in article 293 of the Spanish Companies Act. These reports shall be made available to the shareholders and shall be communicated at the first General Meeting of the Shareholders to be held after the resolution approving the issue.

c)
In issues of convertible and/or exchangeable securities and of warrants, the power to establish formulas to offset any possible dilution of the holders’ rights as a consequence of the absence of a preferential right of subscription in their favour in the case of issues of new shares or securities convertible and/or exchangeable for such or warrants.

d)	The power to establish and specify the bases and types of conversion and/or exchange and/or exercise, taking into account the criteria established above.

8.
Shareholder information: The Board of Directors shall report to the shareholders at each successive General Meeting of Cintra Concesiones de Infraestructuras de Transporte, S.A. on the use made to date, where applicable, of the delegation of powers referred to in this resolution.

9.
Guarantee for the issues of affiliates: The Board of Directors is likewise authorised to guarantee any obligations that may arise for its affiliates from the issue by the same of fixed interest securities (whether debentures, bonds or of any other kind), as well as warrants and preference shares, in the name of Cintra Concesiones de Infraestructuras de Transporte, S.A. and for a maximum period of five years as from the date of resolution of this resolution.

10.
Quoted securities price: Cintra Concesiones de Infraestructuras de Transporte, S.A. shall, where necessary or appropriate, seek the listing of the debentures, bonds or other securities issued under this authorisation on official or over-the-counter secondary markets, whether organised or otherwise, in Spain or abroad. The Board is hereby authorised to undertake the necessary procedures and actions to obtain listing before the competent authorities for the Spanish and foreign stock markets.

It is hereby expressly established that any subsequent application for delisting shall be decided in accordance with the same formalities as the application for listing, insofar as the same may be applicable and, in such case, the interest of any shareholders or bondholders who may oppose delisting or vote against the resolution shall be guaranteed in accordance with prevailing legislation. Likewise, it is hereby expressly declared that Cintra Concesiones de Infraestructuras de Transporte, S.A. shall be subject to any rules and regulations that may currently exist or in future be issued concerning the stock markets and, especially, trading, ongoing listing and delisting.

11.
Power of delegation: The Board of Directors is hereby authorised to delegate the powers authorised in this resolution to the Management Committee, to the Chairman or to the Chief Executive Officer of the Company (in accordance with article 141.1 of the Spanish Companies Act).

3.20.
AUTHORISATION OF THE BOARD OF DIRECTORS OF CINTRA CONCESIONES DE INFRAESTRUCTURAS DE TRANSPORTE, S.A. TO ACQUIRE TREASURY SHARES OF THE COMPANY IN ACCORDANCE WITH ARTICLE 75 AND CONCORDANT ARTICLES OF THE SPANISH COMPANIES ACT AND APPLY THEM TO THE PERFORMANCE OF REMUNERATION AGREEMENTS.

“To approve, as appropriate, the authorisation of the Board of Directors of Cintra Concesiones de Infraestructuras de Transporte, S.A. to acquire treasury shares of this company, either directly or via subsidiaries, subject to applicable legislation in each case and the following limits and conditions:

(a)	Types of acquisition: acquisition by purchase or any other transaction carried out “inter vivos” for valuable consideration.

(b)
Maximum number of shares to be acquired: shares representing up to ten percent (10%) of the share capital of Cintra Concesiones de Infraestructuras de Transporte, S.A., free of charges and liens, providing the same are fully paid in and have not been pledged as collateral for the performance of obligations of any kind, and providing that the par value of the shares acquired, in addition to those already held by Cintra Concesiones de Infraestructuras de Transporte, S.A. or any of its subsidiaries, does not exceed the aforementioned 10% of the share capital of Cintra Concesiones de Infraestructuras de Transporte, S.A.

(c)
Minimum and maximum acquisition price: The minimum price for the acquisition of the shares shall be equal to 75% of the quoted share price, and the maximum price shall be 120% of the quoted share price at the date of acquisition.

(d)
Maximum trading volume: The maximum daily trading volume with reference to the acquisition of treasury shares shall not exceed 25% of the maximum total volume of shares of Cintra Concesiones de Infraestructuras de Transporte, S.A. traded in the last ten sessions.

(e)	Duration of the authorisation: Five (5) years as from the date of this resolution.

These operations shall be conducted in compliance with the regulations established for these matters in the Company’s Internal Rules of Conduct of Cintra Concesiones de Infraestructuras de Transporte, S.A.,.

The Board of Directors of Cintra Concesiones de Infraestructuras de Transporte, S.A. is hereby authorised to apply the treasury shares acquired, in whole or in part, to the performance of remuneration programmes based on or involving the delivery or shares and stock options, in accordance with article 75.1, paragraph 3 of the Spanish Companies Act.

This autohirisation substitutes the agreed on this same matter in Cintra Concesiones de Infraestructuras de Transporte, S.A.’s Shareholders’ Meeting celebrated on 28 April 2009, leaving without effect the part not used.

This resolution shall be subject to the registration of the public instrument formalising the merger between Cintra Concesiones de Infraestructuras de Transporte, S.A. and Grupo Ferrovial, S.A. in the Madrid Companies Register and shall effect as of that moment.”

POINT 4 ON THE AGENDA:

4.	APPOINTMENTS TO THE BOARD OF DIRECTORS OF GRUPO FERROVIAL, S.A. THAT SHALL BE EFFECTIVE UNTIL THE MERGER WITH CINTRA CONCESIONES DE INFRAESTRUCTURAS DE TRANSPORTE, S.A. HAS TAKEN EFFECT.

4.1.	FIXING THE NUMBER OF MEMBERS OF THE BOARD OF DIRECTORS IN ACCORDANCE WITH ARTICLE 22 OF THE COMPANY BYLAWS.

4.2.	RE-APPOINTMENT OF MS. MARÍA DEL PINO Y CALVO SOTELO AS A DIRECTOR OF THE COMPANY.

4.3.	APPOINTMENT OF MR. IÑIGO MEIRÁS AMUSCO AS A DIRECTOR OF THE COMPANY.

Justification and advisability of the proposal:

Once the Inverse Merger submitted for the consideration of the shareholders in point two on the agenda takes effect, i.e., is registered, Ferrovial shall be absorbed and shall cease to exist. Nevertheless, until this takes place, it is important that the Company’s Board of Directors carry out its tasks normally.

Being as Ms. María del Pino y Calvo Sotelo’s position on the Board expires on 29 September 2009, the General Meeting of Shareholders to which these resolutions are submitted will mark the end of her term in accordance with article 126.3 of the Spanish Companies Act. For this reason, we propose her re-appointment as a director.

The Directors also propose appointing Mr. Iñigo Meirás Amusco, General Director of the Company, as a member of the Board of Directors.

In accordance with the provisions of the Bylaws of the Board of Directors, this resolution is preceded by a report from the Appointments and Remunerations Committee on Ms. María del Pino y Calvo Sotelo, incumbent Director, and Mr. Iñigo Meirás Amusco, Executive Director, and complies with all other requirements established by the Bylaws of the Board of Directors.

By appointing a new director, the Board will increase the number of members of the Company’s Board of Directors to twelve under the framework of article 22 of the Company Bylaws. This requires an express resolution by the Board of Directors in accordance with the provisions of article 123 of the Spanish Companies Act.

As in prior occasions, the reelection and appointment is proposed for approval on an individual basis, and, to this end, a brief CV is provided for each of the proposed candidates in order to supply information about the candidates and their merits. Said CV indicates the position on the Board corresponding to them by virtue of the definitions in the Bylaws of the Board of Directors.

Proposed resolutions:

4.1.	FIXING THE NUMBER OF MEMBERS OF THE BOARD OF DIRECTORS IN ACCORDANCE WITH ARTICLE 22 OF THE COMPANY BYLAWS.

“To fix the number of members of the Board of Directors of Grupo Ferrivial, S.A. at 12 in accordance with the provisions of article 22 of the Company’s current bylaws.

This resolution shall remain in effect until the public instrument formalising the merger between Cintra Concesiones de Infraestructuras de Transporte, S.A. and Grupo Ferrovial, S.A. has been registered with the Madrid Companies Register.”

4.2.	RE-APPOINTMENT OF MS. MARÍA DEL PINO Y CALVO SOTELO AS A DIRECTOR OF THE COMPANY.

“To re-appoint Ms. María del Pino y Calvo-Sotelo as a member of the Board of Directors for the bylaw-mandated three-year period.

This resolution shall remain in effect until the public instrument formalising the merger between Cintra Concesiones de Infraestructuras de Transporte, S.A. and Grupo Ferrovial, S.A. has been registered with the Madrid Companies Register.”

4.3.	APPOINTMENT OF MR. IÑIGO MEIRÁS AMUSCO AS A DIRECTOR OF THE COMPANY.

“To appoint as Director Mr. Iñigo Meirás Amusco for the bylaw-mandated three-year period.

This resolution shall remain in effect until the public instrument formalising the merger between Cintra Concesiones de Infraestructuras de Transporte, S.A. and Grupo Ferrovial, S.A. has been registered with the Madrid Companies Register.”

POINT 5 ON THE AGENDA:

DELEGATION OF POWERS TO FORMALISE, REGISTER AND EXECUTE THE RESOLUTIONS ADOPTED AT THE GENERAL MEETING OF THE SHAREHOLDERS.

Justification and advisability of the proposal:

The applicability of several of the resolutions to be adopted at the General Meeting of Shareholders is dependent on certain formalities, which requires delegating the powers required to carry out said formalities.

Proposed resolution:

“To delegate jointly and severally to the Chairman of the Board of Directors, the Chief Executive Officer and the Secretary to the Board all such powers as may be necessary for the full and complete formalisation and execution of the resolutions adopted by the General Meeting of the Shareholders and, therefore, to undertake the actions necessary or appropriate for the adequate conduct, execution and completion of the merger processes, the instrumentation and formalisation of the same and, in particular, for the publication of the relevant announcements, to guarantee, where appropriate, balances payable to any creditors who may duly oppose the merger, to formalise the pertinent public deeds, to formalise the application for the listing of the shares issued in the capital increase, to determine the conditions not established for the exchange procedure and, in general, to make all such other public or private documents as may be necessary. In particular, the aforementioned parties are hereby empowered as necessary for the full and complete formalisation and execution of the resolutions adopted by the General Meeting of the Shareholders, and to correct any possible errors or omissions, undertaking all such actions as may be necessary until the entry of the resolutions of this Shareholders’ Meeting in the Companies Register where so required.”